UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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FAIR ISAAC CORPORATION

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FAIR ISAAC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 28, 2019,

AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Please take notice that the 2019 Annual Meeting of the Stockholders of Fair Isaac Corporation (“Annual Meeting”) will be held at the time and place and for the purposes indicated below.

TIME	9:30 A.M., local time, on Thursday, February 28, 2019

PLACE	Offices of Fair Isaac Corporation:

181 Metro Drive, Suite 600
San Jose, California 95110

ITEMS OF BUSINESS	1.	To elect eight directors to serve until the 2020 Annual Meeting and thereafter until their successors are elected and qualified;

2.	To approve the adoption of the 2019 Employee Stock Purchase Plan;

3.	To approve the amendment to the 2012 Long-Term Incentive Plan;

4.	To approve the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in this proxy statement;

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying proxy statement.

RECORD DATE

You can vote if you were a stockholder of record at the close of business on January 2, 2019. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least ten days prior to the Annual Meeting at our offices at 181 Metro Drive, Suite 600, San Jose, California 95110.

ANNUAL REPORT	Our 2018 Annual Report on Form 10-K accompanies this proxy statement.

VOTING

Your Vote Is Important. We invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the Internet or telephone voting instructions on the proxy card. Any registered stockholder attending the meeting may vote in person even if he or she returned a proxy card.

ADMITTANCE TO MEETING

Admittance to the Annual Meeting will be limited to stockholders. If you are a stockholder of record and plan to attend, please detach the admission ticket from your proxy card and bring it with you to the Annual Meeting. Stockholders who arrive at the Annual Meeting without an admission ticket will be required to present identification matching the corresponding stockholder account name at the registration table located outside the meeting room. If you are a stockholder whose shares are held by a bank, broker or other nominee, you will be asked to certify to such ownership at the registration table prior to the Annual Meeting.

Mark R. Scadina

Executive Vice President, General Counsel and Secretary

January 28, 2019

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you are advised to read the entire proxy statement carefully before voting.

2019 Annual Meeting of Stockholders

Date and Time:	9:30 A.M., local time, on Thursday, February 28, 2019
Place:	Fair Isaac Corporation’s offices located at 181 Metro Drive, Suite 600, San Jose, California 95110
Record Date:	January 2, 2019

Voting Methods

By internet www.proxyvote.com

Use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.

By telephone 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.

By mail

Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR the election of directors, FOR the approval of the adoption of the 2019 Employee Stock Purchase Plan, FOR the approval of the amendment to the 2012 Long-Term Incentive Plan, FOR the approval of the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

Voting Matters

Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting of Stockholders. Please see the corresponding page numbers for additional information regarding each proposal.

Proposals		Vote Required	Board Recommendation	Page Number for Additional Information
1.	Election of Directors	Majority	FOR	8
2.	Approval of the Adoption of the 2019 Employee Stock Purchase Plan	Majority	FOR	13
3.	Approval of the Amendment to 2012 Long-Term Incentive Plan	Majority	FOR	19
4.	Advisory Vote to Approve Executive Compensation	Majority	FOR	28
5.	Ratification of Independent Registered Public Accounting Firm	Majority	FOR	29

Our Director Nominees

Name	Age	Years as Director	Principal Occupation	Independent	Committee Memberships			Other Current Public Boards
					AC(1)	GNEC(2)	LDCC(3)

Braden R. Kelly	48	6	Partner of Health Evolution Partners	Yes				—
A. George Battle	75	22	Former Chief Executive Officer and Chairman of Ask Jeeves, Incorporated	Yes				2

James D. Kirsner	75	12	Former Chief Financial Officer and head of Barra Ventures at Barra, Inc.	Yes				—
William J. Lansing	60	13	Chief Executive Officer of Fair Isaac Corporation	No				1

Eva Manolis	55	<1	Former Vice President of Amazon.com, Inc.	Yes				1
Marc F. McMorris	50	3	Managing Director and Co-Founder of Carrick Capital Partners, LLC	Yes				—

Joanna Rees	57	4	Managing Partner at West	Yes				—
David A. Rey	68	8	Former Executive Vice President and Chief Client Relationship Officer of UnitedHealth Group	Yes				—

(1)	AC = Audit Committee

(2)	GNEC = Governance, Nominating and Executive Committee

(3)	LDCC = Leadership Development and Compensation Committee

  = Member          = Chair

Our Corporate Governance Facts

Board and Committee Summary
Current Size of Board	8
Current Number of Independent Directors	7
Board Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Plurality Carveout for Contested Elections	Yes
Director Resignation Policy	Yes
Separate Chairman and CEO	Yes
Chairman is Independent Director	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Risk Oversight by Full Board and Committees	Yes
Annual Advisory Vote on Executive Compensation	Yes
Prohibit Hedging and Short Sales of FICO Securities	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes
Executive Compensation Recovery Policy	Yes

Stockholder Rights Summary
Controlled Company	No
Classified Board	No
Vote Standard for Mergers/Acquisitions	Majority
Vote Standard for Charter or Bylaw Amendment	66.67%
Stockholder Ability to Call Special Meetings	No
Stockholder Ability to Act by Written Consent	Yes
Cumulative Voting	No
Board Ability to Issue Blank-Check Preferred Stock	Yes
Poison Pill	No

Our Compensation Facts

As administered by our Leadership Development and Compensation Committee (the “Committee”), our compensation program seeks to closely link the financial interests of our Company’s executives with those of our stockholders. In making compensation decisions at the outset of fiscal 2018 and throughout the year, the Committee sought to reinforce the linkage between Company performance and executive compensation. In keeping with this objective, base salaries for executive officers in fiscal 2018 remained flat as part of the continued focus on prominently featuring performance-based cash incentives and equity.

The Committee uses the following guidelines in our compensation program to help achieve this overarching goal.

What We Do:	What We Do Not Do:
We closely link performance-based rewards with the achievement of performance goals.	Our compensation plans do not have minimum guaranteed payout levels.

We cap payouts under our plans to discourage excessive or inappropriate risk taking by our executives.	We do not permit hedging or short sales of our stock.

Two-thirds of our long-term incentives are performance-based.	We do not permit repricing of underwater stock options without stockholder approval.

We emphasize long-term incentives to align executives’ interests with those of our stockholders.	We do not provide tax gross-ups for our executives (other than with respect to relocation benefits and required spousal travel).

We have double-trigger change in control provisions.	We do not provide material perquisites.

We have stock ownership guidelines that encourage ownership and further align our executives’ interests with those of our stockholders.

We have a peer group comprised of companies of similar size and from relevant industries.

Our Committee retains an independent compensation consultant.

We hold an annual advisory vote on executive compensation.

We seek feedback on executive compensation through stockholder engagement.

We have a compensation recovery, or “clawback,” policy pertaining to both cash and equity incentive-based compensation.

We have a mandatory minimum vesting period of one year for equity awards.

We limit the aggregate fair value of equity awards granted in any calendar year.

We cap payouts under our severance policies.

2018 Elements of Compensation

Element	Purpose and Philosophy

Base Salary

•     Base salary provides executive officers with financial stability and predictable cash flow.

•     Individual base salaries are determined by evaluating the executive officer’s role within the Company, experience, performance, and potential for development, as well as the base salaries of comparable roles within the peer group companies and the broader marketplace.

Short-Term Cash Incentives

•     This element rewards the achievement of annual Company and individual performance goals.

•     Cash incentives are expressed as a target percentage of base salary determined with reference to the peer group companies and the broader marketplace.

•     Participant may earn between zero and 250% of target, depending both upon Company and individual performance.

Long-Term Equity Incentives

•     Long-term equity incentives directly link a significant portion of total executive officer compensation to the market value of our common stock, while promoting retention through multi-year vesting and performance periods.

•     Performance Share Units (“PSUs”) are earned based upon the extent to which annual Company financial targets are achieved with as few as zero and as many as 200% of target PSUs eligible to be earned. Earned units are then subject to multi-year vesting, promoting continued linkage to the market price of our common stock while also promoting retention.

•     Market Share Units (“MSUs”) are earned based on relative total stockholder return over one-year, two-year and three-year performance periods with as few as zero and as many as 200% of target MSUs eligible to be earned.

•     Restricted Stock Units (“RSUs”) represent a more stable equity-based compensation vehicle, ensuring linkage to the stock price performance of our common stock while promoting retention over a multi-year vesting period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of December 3, 2018 by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each current director and nominee for director;

•	each named executive officer; and

•	all directors and executive officers as a group.

As of the dates indicated in footnotes (3), (4), (5) and (6) below, publicly available information indicated that certain stockholders were beneficial owners of more than 5% of the outstanding shares of our common stock. The information in the table below is as reported in their filings with the Securities and Exchange Commission (“SEC”). The percentages noted in the table are as provided by such beneficial owners as of the date of their filing and not as of December 3, 2018. Based on a review of such SEC filings, we are not aware of any other beneficial owner of more than five percent of our common stock.

Shares of common stock underlying options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of December 3, 2018, 28,845,478 shares of common stock were outstanding.

Directors, Nominees, Executive Officers and 5% Stockholders	Beneficial Ownership(1)
	Number	Percent(2)
BlackRock, Inc.(3)	3,197,660	10.7%
55 East 52nd Street, New York, NY 10022
Eaton Vance Management(4)	2,632,775	8.8%
2 International Place, Boston, MA 02110
Vanguard Group, Inc.(5)	2,578,462	8.6%
100 Vanguard Blvd., Malvern, PA 19355
Neuberger Berman Group LLC(6)	1,745,730	5.8%
1290 Avenue of the Americas, New York, NY 10104
William Lansing(7)	592,724	2%
James Wehmann(8)	168,698	*
Michael Pung(9)	167,459	*
Stuart Wells(10)	134,214	*
A. George Battle(11)	72,387	*
Braden Kelly(12)	71,064	*
Wayne Huyard(13)	60,319	*
James Kirsner(14)	58,831	*
David Rey(15)	51,402	*
Joanna Rees(16)	35,539	*
Marc McMorris(17)	16,645	*
Eva Manolis	—	—
All directors, nominees and executive officers as a group (15 persons)(18)	1,763,381	6.1%

*	Represents holdings of less than 1%.

(1)

To the Company’s knowledge, the persons named in the table have sole voting and sole dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

If the named person holds stock options exercisable on or prior to February 1, 2019, or restricted stock units that will vest on or prior to February 1, 2019, the shares underlying those options or restricted stock units are included in the number for such person. Shares deemed issued to a holder of stock options or restricted stock units pursuant to the preceding sentence are not deemed issued and outstanding for purposes of the percentage calculation with respect to any other stockholder.

(3)

Information as to this person (including affiliated entities) is based on the report on the Schedule 13G/A filed by this person as of January 19, 2018. BlackRock, Inc. has sole voting power as to 3,132,411 shares and sole dispositive power as to 3,197,660 shares.

(4)

Information as to this person is based on the report on the Schedule 13G/A filed by this person as of February 14, 2018. Eaton Vance Management has sole voting and dispositive power as to 2,632,775 shares.

(5)

Information as to this person is based on the report on the Schedule 13G/A filed by this person as of February 9, 2018. The Vanguard Group has sole voting power as to 58,019 shares, shared voting power as to 4,189 shares, sole dispositive power as to 2,518,699 shares and shared dispositive power as to 59,763 shares.

(6)

Information as to this person is based on the report on the Schedule 13G/A filed by this person as of February 15, 2018. Neuberger Berman Group LLC has shared voting power as to 1,734,560 shares and shared dispositive power as to 1,745,730 shares.

(7)	Includes options to purchase 278,579 shares and restricted stock units representing 95,974 shares.

(8)	Includes options to purchase 46,496 shares and restricted stock units representing 32,476 shares.

(9)

Includes options to purchase 39,484 shares and restricted stock units representing 26,663 shares. The Michael and Debora Pung 2014 Living Trust holds 101,309 shares and Mr. Pung holds 3.6973 shares directly through the Company’s ESPP.

(10)	Includes options to purchase 62,901 shares and restricted stock units representing 32,542 shares.

(11)

Includes options to purchase 21,437 shares. The A. George Battle 2011 Separate Property Trust holds 50,950 shares. Excludes 5,230 shares held by the Battle Family Foundation as Mr. Battle does not have voting or dispositive power as to those shares.

(12)	Includes options to purchase 60,350 shares.

(13)	Includes restricted stock units representing 32,162 shares.

(14)	Includes options to purchase 36,626 shares. 22,205 of Mr. Kirsner’s shares are held by the Kirsner Family Trust.

(15)	Includes options to purchase 51,402 shares.

(16)	Includes options to purchase 29,556 shares.

(17)	Includes options to purchase 13,018 shares.

(18)	Includes the shares in footnotes 7 through 17, including a total of 1,049,398 shares subject to options exercisable or restricted stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered “officers” of the Company for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and greater than 10% stockholders are required to file reports with the SEC showing their holdings of and transactions in the Company’s securities. Our employees generally prepare these reports on the basis of information obtained from each director and officer. Based on the information available to us, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by the Company’s directors, executive officers, and greater than 10% owners during the last fiscal year were filed on time.

PROPOSAL 1: ELECTION OF DIRECTORS

Annual Elections

Directors are elected each year at our Annual Meeting of Stockholders to hold office until our next annual meeting or until a qualified replacement is duly elected. Our Bylaws specify that the Board of Directors will establish by vote how many directors will serve on the Board. The Board of Directors has currently set the number of directors at eight.

Majority Voting Standard

To be elected, the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. The Company requires that all nominees submit an irrevocable letter of resignation as a condition to being named as a nominee, which resignation will be effective if (i) the nominee fails to receive a sufficient number of votes to be elected and (ii) the Board accepts such resignation. Cumulative voting for the election of directors is not permitted.

Director Nominee Selection Process

Our Governance, Nominating and Executive Committee selects nominees on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board, as described in more detail in the Corporate Governance Guidelines available on the “Investors” page of our website at www.fico.com. The Governance, Nominating and Executive Committee also strongly values diversity and seeks opportunities to promote diversity within the Company’s leadership. This viewpoint is reflected in our Corporate Governance Guidelines and our Governance, Nominating and Executive Committee Charter, both of which include diversity as a consideration, and the Governance, Nominating and Executive Committee takes this into account when assessing our incumbents and candidates.

All of the current nominees to the Board were recommended as nominees by the Governance, Nominating and Executive Committee, and the full Board voted unanimously to designate them as nominees for election at the Annual Meeting. All of the nominees are presently serving on our Board, and all have been previously elected by our stockholders except for Ms. Manolis.

Stockholder-Recommended Director Candidates

Our Governance, Nominating and Executive Committee considers director candidates recommended by stockholders who are entitled to vote for the election of directors at the Annual Meeting and comply with the notice procedures described below. A stockholder who wishes to nominate a candidate must send a written notice to the FICO Corporate Secretary. Each notice must include the following information about the nominee:

•	Name, age, and business and residence addresses;

•	Principal occupation or employment;

•

Class, series and number of shares of FICO beneficially owned, and additional detailed “ownership information” regarding derivatives, voting arrangements, dividend interests, and related matters (as described in detail in our Bylaws);

•	A statement of the person’s citizenship; and

•

Any other information that must be disclosed about nominees in proxy solicitations pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including the nominee’s written consent to be named as a nominee and to serve as a director if elected).

Each notice must also include the following information about the nominating stockholder and any beneficial owner on whose behalf the nomination is made:

•	The name and address, as they appear in our records;

•

The class, series and number of shares of FICO beneficially owned, and additional detailed “ownership information” regarding derivatives, voting arrangements, dividend interests, and related matters (as described in detail in our Bylaws);

•

A description of all agreements pursuant to which the nomination is being made, and any material interest of such stockholder or beneficial owner, or any affiliates or associates of such person, in such nomination;

•	A representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice;

•

A representation whether the stockholder or the beneficial owner intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of FICO’s outstanding shares required to elect the nominee or otherwise solicit proxies from stockholders in support of the nomination; and

•

Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as a director.

Our Corporate Secretary must receive this information not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. In the case of an Annual Meeting which is held more than 25 days before or after such anniversary date, in order for notice by the stockholder to be considered timely, it must be received no later than the close of business on the 10th day following the date of the first public announcement of the date of the Annual Meeting.

Director Nominee Biographies

Set forth below is biographical information for each director nominee, as well as information regarding the particular experience, qualifications, attributes or skills of the nominees that led the Governance, Nominating and Executive Committee to conclude that they should serve as members of the Board. Each of these nominees is currently serving as a member of the Board.

Our Board of Directors has determined that Messrs. Kelly, Battle, Kirsner, McMorris and Rey and Mses. Rees and Manolis meet its independence standards, which are set forth in the Corporate Governance Guidelines on the “Investors” page of our website at www.fico.com. The Board defines an independent director as one who has no material relationship with the Company and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, independent directors must meet the requirements to be considered independent directors as defined under the current rules of the New York Stock Exchange (“NYSE”). Mr. Lansing is not independent, as he is employed by us as our CEO.

Each of the nominees has consented to being named in the proxy statement and to serve if elected. If any nominee becomes unavailable to serve, however, the persons named in the enclosed form of proxy intend to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors, unless either they are directed by the proxy to do otherwise or the Board of Directors instead reduces the number of directors.

Braden R. Kelly.    Director since 2013 and Chairman of the Board of Directors since February 2016; Chair of the Governance, Nominating and Executive Committee; Member of the Leadership Development and Compensation Committee; Age 48.

Mr. Kelly has been a Partner at Health Evolution Partners, a private equity investment firm focused on the health care industry, since January 2015 and has served in various positions at Health Evolution Partners, including Investment Partner from June 2013 to December 2014 and Senior Advisor from August 2008 to May 2013. From August 1995 to December 2006, Mr. Kelly was an employee and then Partner and Manag-

ing Director at General Atlantic Partners LLC, a global private equity investment firm focused on technology growth investing. Prior to joining General Atlantic Partners, Mr. Kelly worked in the investment banking division of Morgan Stanley & Co. as a member of the mergers, acquisitions and restructuring department. Mr. Kelly does not serve on any other public board nor has he served on any other public boards in the past five years. Mr. Kelly earned an undergraduate degree from the University of Notre Dame.

Mr. Kelly has a deep financial background and contributes a critical business and corporate development perspective to the Board of Directors through his extensive experience with strategic mergers and acquisitions, a key growth opportunity for the Company. Mr. Kelly’s extensive analysis of the technology and health care industries through his work as a private equity investor provides him with valuable insight into the business environments in which our Company and the companies in some of our key markets operate. The Board also benefits from Mr. Kelly’s significant experience as a strategic advisor to companies and his global experience working with growth companies in the United States, Europe and India.

A. George Battle.    Director since 1996; Chair of the Leadership Development and Compensation Committee; Member of the Governance, Nominating and Executive Committee; Age 75.

From January 2004 to August 2005, Mr. Battle served as Executive Chairman at Ask Jeeves, Inc., a provider of information search and retrieval services. From December 2000 until January 2004, Mr. Battle served as Chief Executive Officer at Ask Jeeves. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner at Arthur Andersen LLP and Andersen Consulting (now known as Accenture Ltd.), global accounting and consulting firms. Mr. Battle’s last position at Andersen Consulting was Managing Partner, Market Development, responsible for Andersen Consulting’s worldwide industry activities, its Change Management and Strategic Services offerings, and worldwide marketing and advertising. Mr. Battle is a director at the following public companies in addition to FICO: Expedia, Inc. and Workday, Inc. Within the last five years, Mr. Battle served on the boards of Netflix, Inc., Opentable, Inc. and LinkedIn Corporation, all public companies, and also served as a director of the Masters Select family of funds. Mr. Battle received an undergraduate degree from Dartmouth College and an M.B.A. from the Stanford University Business School.

Mr. Battle brings strong leadership, seasoned business acumen, and a long career of diverse experience to the Board of Directors. He is our longest serving director, has in the past sat on all of our standing Board committees, and has extensive historical knowledge about the Company’s business units, technologies, and culture. We value his more than 25 years as a business consultant with a national consulting firm and his prior experience as a chief executive officer. He also serves on a number of other public and private company boards, which provides us with important perspectives on corporate governance and other matters, as well as best practices enacted at other companies.

James D. Kirsner.    Director since 2007; Chair of the Audit Committee; Member of the Governance, Nominating and Executive Committee; Age 75.

In 2001, Mr. Kirsner served as a consultant and interim Chief Operating Officer at Tukman Capital Management, an equity management firm. From 1993 until 2001, Mr. Kirsner was the Chief Financial Officer and head of Barra Ventures at Barra, Inc., an investment risk management services company. From 1967 until 1993, Mr. Kirsner was an audit professional with Arthur Andersen LLP, an international accounting and consulting firm. Mr. Kirsner was a partner in the firm from 1977 until his retirement in 1993. Within the last five years, Mr. Kirsner served on the board of the following public company: Advent Software, Inc. Mr. Kirsner received his undergraduate and master’s degrees from Wharton School of Business at the University of Pennsylvania.

Mr. Kirsner brings extensive financial and accounting expertise to the Board of Directors. He serves as Chair of the Company’s Audit Committee and is qualified as an “audit committee financial expert” as defined under SEC guidelines. His significant public accounting, public company CFO, investment, and audit committee experience provide Mr. Kirsner with the financial acumen and leadership skills necessary to serve as Chair of our Audit Committee. He has also served on the board of another publicly traded com-

pany in the software industry, which provides us with additional valuable perspectives on our industry and on issues affecting similarly situated publicly traded companies.

William J. Lansing.    Director since 2006; Age 60.

Since January 2012, Mr. Lansing has served as the Company’s Chief Executive Officer. From February 2009 to November 2010, Mr. Lansing served as Chief Executive Officer and President at Infospace, Inc. From 2004 until 2007, Mr. Lansing served as Chief Executive Officer and President at ValueVision Media, Inc. (now EVINE Live Inc.). From 2001 to 2003, he served as a General Partner at General Atlantic LLC, a global private equity firm. From 2000 to 2001, he was Chief Executive Officer at NBC Internet, Inc., an integrated Internet media company. From 1998 to 2000, he served as President, then as Chief Executive Officer at Fingerhut Companies, Inc., a direct marketing company. From 1996 to 1998, he was Vice President, Corporate Business Development at General Electric Company. In 1996, he was Chief Operating Officer/Executive Vice President at Prodigy, Inc. From 1986 through 1995, Mr. Lansing worked with McKinsey & Company, Inc. In addition to serving on our Board, Mr. Lansing serves as chairman of the board for Shutterfly, Inc. He holds an undergraduate degree from Wesleyan University and a J.D. from Georgetown University.

Mr. Lansing is the only member of management who serves on our Board of Directors. As our Chief Executive Officer, Mr. Lansing has extensive, first-hand knowledge of our corporate strategy, business units, operations, and employees, as well as the opportunities, risks, and challenges faced by our Company. Mr. Lansing brings to his roles as an executive officer and director an extensive background in management through his past chief executive officer and other senior management positions held at various companies. His experience in the technology industry, particularly in the areas of the Internet and e-commerce, provides significant value across several of our business units.

Eva Manolis.    Director since April 2018; Member of the Leadership Development and Compensation Committee; Age 55.

Ms. Manolis formerly served as Vice President of Consumer Shopping Experience from May 2010 to August 2016 — and previously held various management positions beginning in 2005 — at Amazon.com, Inc., an electronic commerce and cloud-computing company, where she led the worldwide development of core consumer-facing features, functionality and user interface designs across multiple websites, mobile apps, and business lines. Prior to joining Amazon, Ms. Manolis co-founded and served as Senior Vice President of Products at Shutterfly, Inc. from 1999 to 2002, and served as Senior Vice President, Product and Operations at KeepMedia, Inc., an online content provider, from 2002 to 2005. Since October 2016, Ms. Manolis has served as a director of Shutterfly, Inc., a public company, where she also serves as a member of the Nominating and Governance Committee. Ms. Manolis earned Bachelor of Science and Master of Science degrees in Electrical Engineering from Brown University.

Ms. Manolis brings a strong background in leadership and management in the technology industry, with a focus on designing and building innovative customer products and services. We value her deep expertise in this area, as well as her knowledge of corporate governance matters from her service on the board of directors of Shutterfly, Inc.

Marc F. McMorris.    Director since 2015; Member of the Audit Committee; Age 50.

Mr. McMorris has been Managing Director at Carrick Capital Partners, a private equity investment firm that he co-founded, since January 2012. From September 1999 to December 2011, Mr. McMorris served in various leadership positions at General Atlantic, LLC, a global private equity investment firm focused on technology growth investing, including Managing Director from 2003 to December 2011. Within the last five years, Mr. McMorris served on the board of the following public company: ServiceSource International, Inc. Mr. McMorris earned an undergraduate degree from the University of Pennsylvania and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

Mr. McMorris’s extensive experience in evaluating companies in the financial services and technology industries, together with his mergers and acquisitions experience, provides a strong complement to our

Board. He currently provides guidance to technology companies in several different areas, including software as a service (“SaaS”), an area of strong focus for the Company moving forward. He is also qualified as an “audit committee financial expert” as defined under SEC guidelines.

Joanna Rees.    Director since 2015; Member of the Leadership Development and Compensation Committee; Age 57.

Since June 2016, Ms. Rees has been a Managing Partner at West, a market creation company founded by the former head of marketing at Apple Inc., where she leads West’s investment activities. From 2012 to June 2016, Ms. Rees was a Managing Director of Soda Rock Partners, an investment and consulting firm, where she served as an investor, board member and senior advisor to several private high-growth companies. In 1996, Ms. Rees founded VSP Capital, a San Francisco-based venture capital firm, where she served as Managing Partner until 2011. During her tenure with VSP Capital, Ms. Rees served on the board of more than 25 private, venture-backed companies across a broad range of industries. From 1995 to 1996, Ms. Rees worked at Vrolyk & Company, a boutique merchant bank, and from 1993 to 1995, Ms. Rees worked at BA Securities, an investment banking subsidiary of Bank of America. Ms. Rees spent her early career in advertising and brand management. From 1984 to 1989, she held several senior marketing management positions with Groupe Danone, a $20+ billion global consumer products firm, with her last position as head of new product development. Ms. Rees began her career at Benton & Bowles (now DMB&B), an advertising agency, working on multiple consumer brands. Ms. Rees was the co-creator of the Build Brand Value CEO forum, which she ran from 1997 to 2003 as part of VSP Capital. Within the last five years, Ms. Rees served on the board of the following public companies: Care.com, Inc. and Leapfrog Enterprises. Ms. Rees earned her M.B.A. from Columbia University and a B.S. from Duke University.

Ms. Rees’s leadership and experience in investing in, advising and building leading growth companies are valuable to the Company as it seeks to continue to grow its business and broaden its portfolio with innovative new product categories. Ms. Rees has deep connections across a wide range of industries, including the technology and education industries, and access to thought leaders worldwide.

David A. Rey.    Director since 2011; Member of the Audit Committee; Age 68.

From December 2008 to May 2011, Mr. Rey served as Executive Vice President and Chief Client Relationship Officer of UnitedHealth Group. From 1972 until 2008, Mr. Rey was an employee and then partner at Accenture Ltd. (previously Andersen Consulting and Arthur Andersen LLP), a global consulting firm. Mr. Rey served as both the Global Managing Partner of the healthcare industry practice and, as a Senior Managing Partner, led Accenture’s large client relationship development program. Mr. Rey does not serve on any other public board nor has he served on any other public boards in the past five years. Mr. Rey holds an undergraduate degree from the University of California.

Mr. Rey brings financial reporting and accounting expertise to the Board of Directors, as well as global, cross-industry experience in developing and sustaining the kind of large client relationships that increasingly drive our Company’s business growth. Mr. Rey’s strong financial background qualifies him as an “audit committee financial expert” as defined under SEC guidelines, and as such, he serves on the Company’s Audit Committee. In 2018, Mr. Rey earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors (NACD).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

Background

On November 7, 2018, on the recommendation of the Leadership Development and Compensation Committee, our Board of Directors adopted the Fair Isaac Corporation 2019 Employee Stock Purchase Plan (as used in this section, the “Plan”), subject to approval of the stockholders of the Company. The Plan is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of the Company’s common stock (referred to in this section as “shares”) through periodic payroll deductions at a discount from the then-current market price. The Plan does not provide for discretionary grants.

If approved by stockholders, a total of 1,000,000 shares will be made available for purchase under the Plan. Upon stockholder approval, the Plan will replace the Company’s 1999 Employee Stock Purchase Plan (the “Prior Plan”), which became effective on February 1, 2000, but which has been suspended by the Board since January 1, 2009. Therefore, if stockholders approve the Plan, the Prior Plan shall terminate and any shares remaining available under the Prior Plan will not be transferred to the Plan.

Approval of the Plan by the stockholders will enable the Company to offer an updated and current market-competitive broad-based stock purchase plan to employees of the Company and its subsidiaries and affiliates on a global basis. Our Board of Directors believes that the Plan is in the best interests of the Company and its stockholders because it will help us attract, retain and reward eligible employees and strengthen the mutuality of interest between such employees and the Company’s stockholders.

Description of the Plan as Proposed

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is filed herewith as Exhibit A. For purposes of this section, “Committee” means the Leadership Development and Compensation Committee of our Board of Directors or such other committee appointed by our Board of Directors or the Committee to administer the Plan, and “Administrator” means the Committee or, subject to applicable law, one or more of the Company’s officers or management team appointed by our Board of Directors or the Committee to administer the day-to-day operations of the Plan.

Purpose of the Plan

The purpose of the Plan is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Administrator (each, a “Designated Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s stockholders.

The rights granted under the Plan are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code of the United States (as amended, the “Code”) (i.e., rights granted under a “Section 423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Administrator has discretion to grant purchase rights under either a Section 423 Offering or a Non-423 Offering.

Shares Subject to Plan and Adjustments upon Changes in Capitalization

A total of 1,000,000 of the Company’s shares will be initially authorized and reserved for issuance under the Plan. Such shares may be authorized but unissued shares of common stock, treasury shares or shares of common stock purchased on the open market.

In the event of any change affecting the number, class, value, or terms of the shares of common stock of the Company, resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of shares of common stock of the Company that may be delivered under the Plan (including numerical limits), the purchase price per share and the number of shares of common stock of the Company covered by each purchase right under the Plan that has not yet been exercised.

Administration

The Plan will be administered by the Committee. The Committee will have, among other authority, the authority to interpret, reconcile any inconsistency in, correct any default in and apply the terms of the Plan, to determine eligibility and adjudicate disputed claims under the Plan, to determine the terms and conditions of purchase rights under the Plan, and to make any other determination and take any other action desirable for the administration of the Plan. For purchase rights granted under a Section 423 Offering, the Committee is authorized to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including to assist with the day-to-day administration of the Plan.

Non-U.S. Sub-Plans

The Administrator will also have the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States. Such sub-plans may vary the terms of the Plan, other than with respect to the number of shares reserved for issuance under the Plan, to accommodate the requirements of local laws, customs and procedures for non-U.S. jurisdictions. For this purpose, the Administrator is authorized to adopt sub-plans for non-U.S. jurisdictions that vary the terms of the Plan regarding, without limitation, eligibility to participate, the definition of eligible pay, the dates and duration of offering periods or other periods, the method of determining the purchase price and the discount at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period or other specified period under the applicable sub-plan, the handling of payroll deductions and the methods for making contributions by means other than payroll deductions, the treatment of purchase rights upon a change in control or a change in capitalization of the Company, the establishment of bank, building society or trust accounts to hold contributions, the payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the Plan and may participate by submitting an enrollment form or appropriate online form to the Company under procedures specified by the Administrator. As of January 2, 2019, approximately 3,800 employees, including all seven executive officers, were eligible to participate in the Plan.

However, the Administrator, in its discretion, may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Administrator), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Administrator), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Administrator), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act.

No employee is eligible for the grant of any purchase rights under the Plan if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary or parent of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the Plan in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the Plan if their participation is prohibited under local laws or if complying with local laws would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the Plan or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The Plan will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Administrator determines otherwise in its discretion, each offering period will consist of one approximately six-month purchase period, which will run simultaneously with the offering period. Unless otherwise determined by the Administrator, offering periods will run from September 1st (or the first trading day thereafter) through the last day of February (or the first trading day prior to such date) and from March 1st (or the first trading day thereafter) through August 31st (or the first trading day prior to such date).

The Administrator has the authority to establish additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration for one or more offering periods or purchase periods or different commencement or ending dates for such offering periods with respect to future offerings without stockholder approval, provided that no offering period may have a duration that exceeds 27 months. Additionally, to the extent that the Administrator establishes overlapping offering periods with more than one purchase period in each offering period, the Administrator will have discretion to structure an offering period so that if the fair market value of a share on the first trading day of the offering period in which a participant is currently enrolled is higher than the fair market value of a share on the first trading day of any subsequent offering period, the Company will automatically enroll the participant in the subsequent offering period and will terminate his or her participation in the original offering period.

Payroll Deductions

Except as otherwise provided by the Administrator, up to a maximum of 15% of a participant’s “eligible pay” (as defined in the Plan) may be contributed by payroll deductions or other payments that the Administrator may permit a participant to make toward the purchase of shares during each purchase period. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. Any such new rate of contribution will become effective on the first day of the first purchase period following the completion of such form. Unless otherwise determined by the Administrator, during a purchase period, a participant may not increase contributions and may decrease the rate of contributions only one time. However, a participant may reduce the rate of contributions to zero percent at any time during a purchase period. Any change to a participant’s rate of contributions during a purchase period will become effective as soon as possible after completing an amended enrollment form (either through the Company’s online enrollment process or by submitting the appropriate form to the Administrator).

Purchase Price

Unless otherwise determined by the Administrator prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the Plan will be 85% of the fair market value of the shares on the purchase date (i.e., the last trading day of the purchase period). For this purpose, “fair market value” generally means the closing sales price of a share of the Company’s common stock on the applicable date. The Administrator has authority to establish a different purchase price for any Section 423 Offering or Non-423 Offering, provided that the purchase price applicable to a Section 423 Offering complies with the provisions of Section 423 of the Code. As of January 2, 2019, the closing sales price of a share of the Company’s common stock on the New York Stock Exchange was $185.49.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable purchase period to the purchase of whole shares at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 5,000 shares (or such other limit as may be imposed by the Administrator), subject to adjustment in the event of certain changes in our capitalization.

Any participant contributions not applied to the purchase of shares on any purchase date because they were insufficient to purchase a whole share will be carried over to the next offering period. However, any amounts not applied to the purchase of shares during an offering period for any other reason will be refunded following the purchase date and will not be carried forward to any subsequent offering period.

Transferability

Purchase rights granted under the Plan are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator within the time period prescribed by the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the purchase date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant will not be eligible to participate in the Plan until the next enrollment period. Amounts credited to the account of any participant who withdraws within the time period prescribed by the Administrator will be refunded, without interest, as soon as practicable.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

Subject to the discretion of the Administrator, if a participant is granted a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares as provided under the Plan. If a participant is granted an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted (unless otherwise determined by the Administrator or required by law), but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months, for purposes of the Plan, the employment relationship will generally be deemed to have terminated three months and one day following the commencement of such leave.

Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a

Designated Company will be treated as having terminated employment for purposes of participating in the Plan or an offering. Any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable following the date of a participant’s transfer. A participant may elect to participate in the Plan for any subsequent offering period following such a transfer by re-enrolling in the Plan.

Change in Control

In the event of a “Change in Control” (as defined in the Plan), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase right or is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date before the date of the proposed Change in Control, after which the offering period will end.

Amendment and Termination of Plan

The Plan became effective upon its adoption by our Board of Directors, subject to approval by the stockholders of the Company.

Our Board of Directors or the Committee may amend the Plan at any time, provided that if stockholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the Plan, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

U.S. Federal Income Tax Information

The following summary briefly describes the general U.S. federal income tax consequences of purchase rights under the Plan for participants who are tax resident in the United States, current as of January 2, 2019, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plan should consult their own professional tax advisors regarding the taxation of purchase rights under the Plan. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

U.S. Federal Income Tax Information for Section 423 Offerings.

Rights to purchase shares granted under a Section 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the Plan are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations and applicable limitations under the Code. In other cases, no deduction is allowed.

U.S. Federal Income Tax Information for Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations and applicable limitations under the Code. For U.S. participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

New Plan Benefits

The benefits to be received pursuant to the Plan by the Company’s officers and employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the Plan, the market value of our common stock on various future dates, the amount of contributions that eligible officers and employees elect to make under the Plan and similar factors. As of the date of this proxy statement, no officer or employee has been granted any purchase rights under the proposed Plan.

Required Vote

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the Fair Isaac Corporation 2019 Employee Stock Purchase Plan. If stockholders do not approve this proposal, then the Plan will not become effective and the Prior Plan will remain in effect.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE FAIR ISAAC CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE 2012 LONG-TERM INCENTIVE PLAN

Background

On November 30, 2011, our Board of Directors adopted the Fair Isaac Corporation 2012 Long-Term Incentive Plan (as amended, the “2012 LTIP”), subject to stockholder approval. Our stockholders approved the 2012 LTIP at the annual meeting held on February 7, 2012. As adopted, the 2012 LTIP authorized the issuance of up to 6,000,000 shares of our common stock pursuant to awards granted thereunder. On December 17, 2013, January 7, 2016, December 8, 2016 and December 8, 2017, our Board of Directors adopted amendments to increase the number of shares of our common stock authorized for issuance under the 2012 LTIP by an additional 4,100,000, 2,500,000, 2,000,000 and 1,500,000 shares, respectively, which our stockholders approved at the annual meetings held on February 11, 2014, February 24, 2016, February 15, 2017 and February 28, 2018, respectively. Consequently, the 2012 LTIP currently authorizes the issuance of up to 16,100,000 shares of our common stock pursuant to awards granted thereunder. Neither unused shares from predecessor equity plans nor any shares subject to awards made under predecessor equity awards that are forfeited or otherwise do not result in the issuance of shares are available for grants under the 2012 LTIP.

As of January 2, 2019, there were 3,069,156 shares of our common stock remaining available for awards under the 2012 LTIP, which is the only plan under which equity awards can currently be made to our employees and non-employee directors. Because of the importance we attach to providing competitive levels of equity-based compensation to our employees, the Leadership Development and Compensation Committee (the “Committee”) believes it prudent to continue an annual cadence of requesting stockholder approval to increase the number of shares authorized under the plan. This approach also provides stockholders with a more frequent opportunity to evaluate plan funding requests in the context of company performance and improves the efficacy of plan resources to support the dynamic needs of the business.

As a result, the Committee recommended, and on December 7, 2018 our Board of Directors adopted, subject to stockholder approval, an amendment to increase the aggregate number of shares of our common stock authorized for issuance under the 2012 LTIP by an additional 1,250,000 shares, to an aggregate of 17,350,000 shares (the “Amendment”). The Amendment does not modify the 2012 LTIP in any other respect.

Stockholder approval of the Amendment is being sought in order to (i) satisfy the stockholder approval requirements of the New York Stock Exchange, and (ii) obtain stockholder approval of the increased number of shares that may be subject to incentive stock options under Section 422 of the Code.

Determination of Share Increase

The following table summarizes information regarding equity awards outstanding and available for future grant as of January 2, 2019 after taking into account the annual equity awards granted on December 10, 2018 and equity awards vested on December 8, 2018:

Outstanding Equity & Shares Available

(as of 01/02/19)

	Shares Subject to Options Outstanding(1)	Full-Value Awards Outstanding(1)	Shares Remaining Available for Future Grant(2)
	924,130	1,499,825	3,069,156
Weighted-Average Exercise Price of Options	$61.99
Weighted-Average Remaining Term of Options	2.72

(1)	Represents awards made under the 2012 LTIP and predecessor plan (1992 Long-term Incentive Plan).

(2)	The 2012 LTIP is currently the only plan with shares available for grant to employees and non-employee directors at FICO.

In making its recommendation to the Board of Directors to increase the 2012 LTIP’s share reserve by 1,250,000 shares through the Amendment, the Committee considered the factors discussed below.

Importance of Long-Term Equity Incentives.    Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on creating long-term value for our stockholders, aligning executives’ interests with the interests of stockholders and serving as an effective employment inducement and retention device. The Committee considers our ability to continue to provide a competitive level of long-term equity incentives to be critical to our success.

Historical Burn Rate.    The Company is committed to managing its use of equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of its analysis when considering adoption of the Amendment, the Committee considered our “burn rate,” or the number of shares subject to equity awards granted in each of the past three fiscal years expressed as a percentage of the weighted average number of shares outstanding for each of those fiscal years.

The Committee noted that our three-year average burn rate percentage is below the suggested burn-rate benchmark published by Institutional Shareholder Services Inc., a leading proxy advisory service (“ISS”), for our industry classification. The Committee believes that our equity grant practices during those years have been in the Company’s and our stockholders’ best interests, noting in particular that our active stock repurchase program has elevated our burn rate percentage over the past several years. Over the course of fiscal 2017 and 2018, we have repurchased approximately 3.3 million shares of our common stock from the market (not counting shares delivered by employees in satisfaction of tax withholding obligations). Importantly, these stock repurchases have returned value to our stockholders and have mitigated the dilutive effect of our equity grants. However, the repurchases have increased our burn rate percentage by shrinking the number of shares outstanding (the denominator in the burn rate calculation) by approximately 11%. The Committee believes that the stock repurchase activity has been beneficial to our Company and its stockholders and that the benefits outweigh the inflation of our burn rate numbers.

Stockholder Value Transfer Test.    When deciding on an appropriate number of shares to add to the 2012 LTIP’s share reserve, the Committee engaged Compensia, Inc. to estimate the stockholder value transfer of the request. Compensia evaluated the value of available shares and plan awards as a percentage of the Company’s market capitalization and determined that the addition of 1,250,000 shares to the 2012 LTIP share reserve was reasonable.

Expected Duration.    The Committee expects that the shares available for future awards, including the additional shares if the Amendment is approved, will be sufficient for currently anticipated awards under the 2012 LTIP at least through the next annual meeting of stockholders. Expectations regarding future share usage under the 2012 LTIP are based on a number of assumptions such as future growth in the population of eligible participants, including the need to make sizable inducement grants for hires made in the executive ranks and the consequences of acquiring other companies; the rate of future compensation increases; the rate at which shares are returned to the 2012 LTIP reserve upon awards’ expiration, forfeiture or cash settlement; the level at which performance-based awards pay out; and the future performance of our stock price. While the Committee believes that the assumptions it used are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Description of the 2012 LTIP as Proposed to Be Amended

The major features of the 2012 LTIP as recently amended and as proposed to be amended are summarized below, and references to the “2012 LTIP” in the following discussion assume that the Amendment has been approved by our stockholders and becomes effective. The summary is qualified in its entirety by reference to the full text of the 2012 LTIP, a copy of which is filed herewith as Exhibit B. A stockholder may also obtain a copy of the 2012 LTIP from the Company upon request.

Compensation Best Practices

The 2012 LTIP incorporates a range of compensation best practices, including the following key features:

•

No Repricing or Replacement of Underwater Options or Stock Appreciation Rights.    The 2012 LTIP prohibits, without stockholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•

No In-the-Money Option or Stock Appreciation Right Grants.    The 2012 LTIP prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•

No Single-Trigger Accelerated Vesting/Payment Following a Change in Control.    The 2012 LTIP provides that payment for outstanding awards in connection with a merger or acquisition in which the Company is not the surviving entity will only be made if and to the extent that the successor entity does not continue, assume or replace such awards. The 2012 LTIP does not provide for automatic acceleration of vesting under any change in control situation.

•

No Liberal Share Counting.    Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, shares repurchased by the Company using option exercise proceeds, and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise, may not be used again for new grants.

•

Independent Administration.    The Leadership Development and Compensation Committee of our Board of Directors, which consists of only independent directors, has overall administrative authority over the 2012 LTIP, and only this committee (or our Board acting as a whole) may make awards to executive officers and directors.

•

One-Year Minimum Vesting Period.    Service-based awards under the 2012 LTIP are subject to a minimum initial vesting period of one year. Awards under the 2012 LTIP whose vesting is subject to satisfying performance goals are subject to a minimum performance period of one year.

•

Limit on Awards to Non-Employee Directors.    The aggregate grant date fair value of awards granted during any calendar year to any non-employee member of our Board of Directors (excluding awards granted in lieu of compensation otherwise payable in cash) may not exceed $800,000.

•

Dividend Restrictions.    Any dividends, distributions or dividend equivalents payable with respect to the unvested portion of a performance-based award will be subject to the same restrictions applicable to the underlying shares, units or share equivalents.

•

Compensation Recovery Policy.    Incentive-based compensation under the 2012 LTIP is subject to the Executive Officer Incentive Compensation Recovery Policy adopted by the Board of Directors and described in this proxy statement under “Executive Compensation — Compensation Discussion and Analysis — Executive Officer Incentive Compensation Recovery Policy.” The Committee may also provide that awards under the 2012 LTIP shall also be subject to reduction, cancellation, forfeiture or recovery upon the occurrence of participant misconduct.

Eligible Participants

All employees, consultants and advisors of our Company or any subsidiary, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2012 LTIP. As of January 2, 2019, there were approximately 3,800 persons employed by our Company and its subsidiaries, approximately 330 persons providing service to our Company and its subsidiaries as contractors, and seven non-employee members of our Board of Directors, all of whom would be eligible to receive awards under the 2012 LTIP.

Administration

The 2012 LTIP is administered by the Committee. To the extent consistent with applicable law or stock exchange rules, the Committee may delegate its duties, power and authority under the 2012 LTIP to any of its members, to officers of the Company with respect to awards to participants who are not directors or executive officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted; the timing and size of any cash incentive award; the timing, type and number of shares covered by each equity award; and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2012 LTIP, interpret the 2012 LTIP and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2012 LTIP. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2012 LTIP also prohibits the Committee from repricing any outstanding “underwater” option or SAR without prior approval of the Company’s stockholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2012 LTIP, the Committee may also establish subplans or modify the terms of awards under the 2012 LTIP with respect to participants residing outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the 2012 LTIP.

Available Shares and Limitations on Awards

A maximum of 17,350,000 shares of common stock are available for issuance under the 2012 LTIP, any or all of which may be the subject of incentive stock option awards. The shares of common stock to be issued under the 2012 LTIP are either authorized but unissued shares or treasury shares. Under the terms of the 2012 LTIP, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 1,000,000, and the number of shares subject to performance-based awards other than options or SARs granted to any one participant during any calendar year may not exceed 1,000,000. Further, the aggregate grant date fair value of awards granted during any calendar year to any non-employee member of our Board of Directors (excluding awards granted at the election of such non-employee member in lieu of all or any portion of retainers and fees otherwise payable in cash) may not exceed $800,000. These share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. Payouts of performance-based awards denominated in cash may not exceed $6,000,000 to any one participant during any calendar year.

Shares of common stock that are issued under the 2012 LTIP or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2012 LTIP by one share for each share issued or issuable pursuant to an option or SAR award, and by 2.17 shares for each share issued or issuable pursuant to an award other than an option or SAR.

Any shares of common stock subject to an award under the 2012 LTIP that expires, is forfeited, is settled or paid in cash or otherwise does not result in the issuance of all or a portion of such shares will, to the extent of such expiration, forfeiture, settlement or non-issuance, automatically again become available for issuance under the 2012 LTIP. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or SAR granted under the 2012 LTIP, or (ii) as 2.17 shares if the share was subject to an award other than an option or SAR granted under the 2012 LTIP. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may not be used again for new grants.

Awards granted under the 2012 LTIP upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as

“substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2012 LTIP. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2012 LTIP and will not reduce the shares authorized for issuance under the 2012 LTIP, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions

If certain transactions with the Company’s stockholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2012 LTIP, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2012 LTIP. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2012 LTIP, the Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2012 LTIP allows the Company to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards. These types of awards are described in more detail below.

Options.    Employees of our Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2012 LTIP as of any date means the closing sale price for a share of common stock on the New York Stock Exchange on that date. On January 2, 2019, the closing sale price of a share of common stock on the New York Stock Exchange was $185.49.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options.

Stock Appreciation Rights.    A SAR is the right to receive a payment from the Company, in the form of shares of common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2012 LTIP, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the Committee, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards.    A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or business unit of the Company) satisfy specified performance criteria. Unless otherwise specified by the Committee, a participant who receives a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares of restricted stock.

Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2012 LTIP, as may be determined by the Committee.

Other Stock-Based Awards.    The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2012 LTIP. The Committee has complete discretion in determining the terms and conditions of such awards.

Cash Incentive Awards.    The Committee may grant performance-based awards that are settled in cash or other forms of awards under the 2012 LTIP or a combination thereof. The Committee has complete discretion in determining the amount, terms and conditions of such awards.

Expiration and Vesting

Each award agreement will set forth the date of expiration of each award, which may not be more than 10 years from the grant date.

Awards that vest based solely on service-based vesting conditions will be subject to a vesting period of not less than one year from the grant date and awards with vesting subject to satisfaction of performance goals over a performance period will be subject to a performance period of not less than one year. These minimum vesting and performance periods will not, however, apply in connection with (a) a change in control, (b) termination of service due to death or disability, (c) a substitute award that does not reduce the vesting period of the award being replaced, (d) awards made to non-employee members of our Board of Directors who elect to receive awards in exchange for cash compensation to which they would otherwise be or become entitled, and (e) awards involving an aggregate number of shares not in excess of 5% of the share reserve of 17,350,000.

Dividends and Dividend Equivalents

No dividends are payable on options or SARs. Any dividends or distributions paid with respect to unvested shares of restricted stock will be subject to the same restrictions as the shares to which such dividends or distributions relate, except for regular cash dividends on shares that are subject only to service-based vesting conditions. The Committee may provide that a recipient of a stock unit award or other stock-based award will be entitled to receive dividend equivalents on the units or other share equivalents subject to the award based on dividends actually declared on our outstanding common stock. Any dividend equivalents paid with respect to unvested units or share equivalents that are subject to performance-based vesting will be subject to the same restrictions as the units or share equivalents to which such dividend equivalents relate.

Term and Amendment of the 2012 LTIP

Unless terminated earlier, the 2012 LTIP will terminate on November 30, 2021. Awards outstanding under the 2012 LTIP at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board of Directors may suspend or terminate the 2012 LTIP or any portion of it at any time. The Board of Directors may amend the 2012 LTIP from time to time, but no amendments to the 2012 LTIP will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of the New York Stock Exchange, including stockholder approval for any amendment that seeks to modify the prohibition on underwater option repricing discussed above.

Termination, suspension or amendment of the 2012 LTIP will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2012 LTIP may be assigned, transferred or encumbered by a participant, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation

The 2012 LTIP permits the Committee to grant restricted stock, stock unit, other stock-based awards or cash incentive awards that are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts Act”) in December 2017, Section 162(m) generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” as defined therein. Amounts that qualified as “performance-based compensation” were exempt from this deduction limitation if our Company met specified requirements set forth in the Code and applicable treasury regulations. The Tax Cuts Act repealed the exemption for “performance-based compensation” from the deduction limit.

Change in Control of the Company

For purposes of the 2012 LTIP, a “change in control” of our Company generally occurs if (i) a person or group acquires 30% or more of our Company’s outstanding stock, (ii) certain changes occur in the composition of the Board of Directors, or (iii) a reorganization, merger or consolidation of our Company, or a sale or disposition of all or substantially all of our Company’s assets, is consummated (unless our Company’s outstanding stock immediately prior to the transaction continues to represent over 70% of the outstanding stock of our Company or the surviving entity immediately after the transaction).

If a change in control of our Company occurs as a result of which our Company does not survive as an operating company or survives only as a subsidiary of another entity, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is not continued, assumed or replaced by the successor entity in connection with such a change in control, the award will be canceled in exchange for a payment with respect to such award in an amount equal to the excess, if any, between the fair market value of the consideration to be received in the change in control for the number of shares remaining subject to the award over the aggregate exercise price (if any) for the shares remaining subject to such award (or, if there is no excess, such award may be canceled without payment). In the case of performance-based awards, the number of shares remaining subject to an award or the settlement amount of a cash incentive award will be calculated by deeming all performance measures to have been satisfied at targeted performance. If any outstanding award is continued, assumed or replaced by the successor entity in connection with such a change in control, the Committee may provide that such award will become fully vested and exercisable upon the involuntary termination of the participant without cause within a specified amount of time following the change in control.

In the event of a change in control of our Company other than as described in the previous paragraph, the Committee may provide that (i) any award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant without cause within a specified amount of time following the change in control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a change in control as a result of which our Company does not survive as an operating company or survives only as a subsidiary of another entity.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services for our Company and all subsidiaries, awards under the 2012 LTIP then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement.

Upon termination for any reason other than death or disability, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited, and the currently vested and exercisable portions of options and SARs may be exercised for 90 days after such termination. However, if a participant is 65 or more years old or is 55 or more years old and has been an employee of or provider of other services to our Company for at least 10 years, then the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

Upon termination due to death or disability, all outstanding options and SARs will become fully exercisable and will remain exercisable for one year after such termination, and all other awards will fully vest immediately.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2012 LTIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Options.    If a participant is granted a non-statutory option under the 2012 LTIP, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options.    If a participant is granted an incentive stock option under the 2012 LTIP, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described above for non-statutory options will apply.

Other Awards.    The current federal income tax consequences of other awards authorized under the 2012 LTIP generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to certain “covered employees.” Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2012 LTIP assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2012 LTIP will be administered in a manner intended to comply with Section 409A.

Incentive Awards Under the 2012 LTIP

As of the date of this proxy statement, the Committee has not approved any awards in excess of the current share reserve under the 2012 LTIP and therefore has not approved awards in reliance on the Amendment. Because all awards under the 2012 Plan are granted under the discretion of the Committee, neither the number nor type of future 2012 LTIP awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made to named executive officers under the 2012 LTIP during fiscal 2018 is provided under the caption “Grants of Plan-Based Awards for Fiscal 2018” of this proxy statement.

Required Vote

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the Amendment. If stockholder approval is not obtained, then the Amendment to the 2012 LTIP will not become effective.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE FAIR ISAAC CORPORATION 2012 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of our named executive officers as described under “Executive Compensation — Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

This proposal gives our stockholders the opportunity to express their views on the Company’s named executive officer compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Leadership Development and Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions.

As we discuss below in our Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of our stockholders and are competitive. The Company’s principal compensation policies, which enable the Company to attract, motivate and retain talented executive officers to lead the Company in the achievement of our business objectives, include:

•	We make annual cash compensation decisions based on assessment of the Company’s performance against measurable financial goals, as well as each executive’s individual performance.

•

We emphasize long-term incentive compensation awards that collectively reward executive officers based on individual performance, external and internal peer equity compensation practices, and the performance of the Company’s stock.

•	We delivered approximately two-thirds of the targeted annual long-term award value to top executives for fiscal 2018 in the form of performance-based incentives.

•	We require stock ownership by our senior executive officers.

As a result, we are presenting this proposal, which gives you as a stockholder the opportunity to vote on our named executive officer compensation as disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company’s Proxy Statement for its 2019 Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS APPROPRIATE AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE COMPENSATION TABLES AND OTHERWISE IN THIS PROXY STATEMENT.

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is the responsibility of the Audit Committee to select and retain independent auditors. Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent auditors for the Company’s fiscal year ending September 30, 2019. Although stockholder ratification of the Audit Committee’s selection of independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm for the fiscal years ended September 30, 2018 and September 30, 2017, for the audit of our annual financial statements and fees for other services rendered by the firm during those respective periods.

	2018	2017
Audit Fees	$2,995,000	$2,443,000
Audit-Related Fees	714,000	635,000
Tax Fees	86,000	234,000
All Other Fees	2,000	2,000

Total	$3,797,000	$3,314,000

Audit Fees.    Audit fees consisted of fees for services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and the audit of internal control over financial reporting. Audit fees also consisted of services provided in connection with statutory audits, consultation on accounting matters and SEC registration statement services.

Audit-Related Fees.    Audit-related fees consisted principally of fees for audits of financial statements of employee benefit plans, vendor compliance audits, issuance of senior notes and fees related to financial and non-financial attestation services (Service Organization Control).

Tax Fees.    Tax services consisted of fees for tax consultation and tax compliance services.

All Other Fees.    All other fees consisted of fees for access to an online library of accounting and financial reporting literature.

Our Audit Committee considers whether the provision of services other than for audit fees is compatible with maintaining our independent auditor’s independence, and has determined that these services for fiscal 2018 and 2017 were compatible. The services described above were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act.

Policy on Audit Committee Preapproval of Audit and Non-Audit Services of Independent Auditors

Our Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding preapproval of all audit and permitted non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of service for which it requests the advance approval of the Audit Committee. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit

Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that any such preapprovals are reported on at the next Audit Committee meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee selects and retains an independent registered public accounting firm as the Company’s independent auditor and assists the Board in overseeing (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements related to financial affairs and reporting. The Board of Directors has adopted a written charter for the Audit Committee that addresses the responsibilities of the Audit Committee. This charter is available on the “Investors” page of our website at www.fico.com.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal and other requirements. These are the responsibilities of management and the independent auditor. Additionally, in performing its oversight function, the Audit Committee necessarily relies on the work and assurances of, and information provided by, management and the independent auditor.

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditor for the fiscal year ended September 30, 2018. In fiscal 2018, the Audit Committee met and held discussions with management and Deloitte on numerous occasions. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly consolidated financial statements prior to the filing of each Quarterly Report on Form 10-Q and the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The Audit Committee discussed with Deloitte matters required to be discussed by the applicable Public Company Accounting Oversight Board standards. Deloitte also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the firm’s independence and tenure.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC.

Submitted by the Audit Committee:

James D. Kirsner, Chair

Marc F. McMorris

David A. Rey

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

We maintain a written policy for the approval of any related person transactions. A “Related Person,” for purposes of our policy, means:

•	Any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee for director;

•	Any person known to be the beneficial owner of more than 5% of our common stock; or

•	Any immediate family member of the foregoing persons.

“Immediate family members” include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and any other person (other than a tenant or employee) sharing the household of one of these individuals.

Under the Related Persons Transaction Policy, any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) is or will be a participant and in which a Related Person has a direct or indirect interest (a “Related Persons Transaction”) must be reviewed by the Audit Committee, except that the following transactions, arrangements or relationships are exempt under the policy:

•	Payment of compensation by the Company to a director or executive officer of the Company for such person’s service to the Company in that capacity;

•	Transactions available to all employees or all stockholders of the Company on the same terms; and

•

Transactions that, when aggregated with the amount of all other transactions between the Company and the Related Person or any entity in which the Related Person has an interest, involve less than $120,000 in a fiscal year.

In determining whether to approve a Related Persons Transaction, the Audit Committee will consider the following:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the Related Persons Transaction to the Related Person;

•	The role the Related Person has played in arranging the Related Persons Transaction;

•	The structure of the Related Persons Transaction; and

•	The interests of all Related Persons in the Related Persons Transaction.

We will only enter into a Related Persons Transaction if the Audit Committee determines that the Related Persons Transaction is beneficial to the Company, and the terms of the Related Persons Transaction are fair to the Company. No Related Persons Transactions occurred during fiscal 2018.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board of Directors believes that it is in the best interest of the Company for the Board of Directors to make a determination on this matter when it appoints a new Chief Executive Officer or Chairman. The Board of Directors has determined that, currently, the most effective leadership structure is to have a separate Chairman of the Board, a position held by Mr. Kelly since February 2016 (and previously held by Mr. Battle from 2002 to February 2016), and Chief Executive Officer, a position held by Mr. Lansing since January 2012, as it provides us the best access to the judgments and experience of both individuals while providing a mechanism for the Board’s independent oversight of management. As a result, the Chairman presides over the meetings of the Board of Directors and the stockholders, and the Chief Executive Officer is allowed more time to focus energies on the management of the Company’s business.

Board Risk Oversight Role

Our management is responsible for identifying the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures. Our Board of Directors’ responsibility is to monitor the Company’s risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The Audit Committee of the Board of Directors has been monitoring management’s responsibility in the area of risk oversight. Accordingly, our internal risk management team regularly reports to the Audit Committee on our major risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full Board of Directors.

Attendance at Board Meetings

During fiscal 2018, the Board of Directors met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

Health permitting, all Board members are expected to attend our Annual Meeting. All directors serving on the Board at the time attended the 2018 Annual Meeting.

Our Corporate Governance Guidelines provide that independent directors will meet in executive session without the Chief Executive Officer or other management present at each regular Board meeting. Braden R. Kelly, the Chairman of the Board, is independent and presides at executive sessions held in accordance with our Corporate Governance Guidelines.

Annual Board Self-Evaluations

The Board of Directors and committees conduct annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively.

Board Committees

Our Board has three standing committees: Audit; Leadership Development and Compensation; and Governance, Nominating and Executive. All of the members of the committees are independent directors under the applicable SEC rules and NYSE listing standards. Each committee’s charter expressly provides that the committee has the sole discretion to retain, compensate, and terminate its advisors. Current copies of the charters of the three committees are available on the “Investors” page of our website at www.fico.com. The following sets forth membership of each of our committees as of January 28, 2019.

Audit Committee		Primary Responsibilities:
2018 Meetings: 8 James D. Kirsner (Chair) Marc F. McMorris David A. Rey	•	Assists the Board in overseeing the integrity of our financial statements;
	•	Oversees the qualifications and independence of our independent auditor;
	•	Oversees performance of our internal audit function and independent auditor;
	•	Oversees our company’s compliance with legal and regulatory requirements related to financial affairs and reporting;
	•	Appoints, retains, compensates, and replaces the independent auditor; and
•

Reviews the audited financial statements with management and the independent auditor, and on an annual basis it provides an Audit Committee Report wherein it states that it recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

Independence:

	•	Each member of the Audit Committee is independent as defined in Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and in the NYSE listing rules; and

	•	The Board determined that all members of the Audit Committee are “audit committee financial experts” under the SEC regulations and financially literate under NYSE listing rules.
Leadership Development and Compensation Committee		Primary Responsibilities:
2018 Meetings: 6 A. George Battle (Chair) Braden R. Kelly Eva Manolis Joanna Rees	•	Overall oversight responsibility for the directors’ and executive officers’ compensation plans and the compensation policies and programs of the Company;
	•	Reviews and approves the level and terms of the executive officers’ annual and long-term compensation;
•

Administers the 2012 LTIP, as well as makes recommendations to the Board of Directors regarding the adoption of certain plans, such as the 2019 Employee Stock Purchase Plan, as well as other incentive plans;

•

Makes recommendations to the Governance, Nominating and Executive Committee with respect to the form and amount of director compensation, and, jointly with the Governance, Nominating and Executive Committee, recommends changes in director compensation to the Board; and

	•	Monitors compliance by directors and officers with the Company’s stock ownership guidelines.

Independence:

	•	Each member of the Leadership Development and Compensation Committee is independent as required by the NYSE listing rules.

Governance, Nominating and Executive Committee		Primary Responsibilities:
2018 Meetings: 4 Braden R. Kelly (Chair) A. George Battle James D. Kirsner	•

Reviews annually with the Board the composition (e.g., skills, experience, diversity, age) of the Board, the requisite skills and characteristics of new Board members, and the performance and continued tenure of incumbent Board members;

	•	Seeks individuals qualified to become Board members for recommendation to the Board;

	•	Develops and recommends to the Board the criteria for identifying and evaluating director candidates, and recommends candidates for election or reelection to the Board;

	•	Establishes the agenda for each Board meeting in cooperation with the CEO and appropriate senior management;

	•	Recommends the membership of the Audit and Leadership Development and Compensation Committees;

	•	Reviews and assesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board for approval;

•

Receives recommendations of the Leadership Development and Compensation Committee with respect to the form and amount of director compensation, and, jointly with the Leadership Development and Compensation Committee, recommends changes in director compensation to the Board;

•

Takes action between meetings, subject to defined limits, with respect to investment, budget, and capital and exploratory expenditure matters arising in the normal course of the Company’s business; and

	•	Takes action between meetings, subject to defined limits, to sell, lease, pledge, mortgage or otherwise dispose of property or assets of the Company.

Independence:

	•	Each member of the Governance, Nominating and Executive Committee is independent as required by the NYSE listing rules.

DIRECTOR COMPENSATION PROGRAMS

Non-Employee Director Compensation

The following compensation components are paid to our non-employee directors:

•	Annual retainer fees;

•	An equity grant upon initial election to the Board; and

•	Annual equity grants.

Our Program is as described below. For a description of our compensation program in effect prior to this date, see last year’s proxy statement.

Under the Program, each non-employee director was entitled to receive annual retainer fees in the amounts set forth below and was paid in cash quarterly in arrears during their annual term commencing upon their election or re-election at each Annual Meeting of Stockholders. Such amounts will be pro-rated for appointments made to the Board of Directors, Chair of the standing Board committee or Chairman of the Board between Annual Meetings.

Annual retainer fee payable to all non-employee directors	$60,000
Additional annual retainer fee payable to Chairs of the Board’s Audit Committee, Leadership Development and Compensation Committee and Governance, Nominating and Executive Committee	$25,000
Additional annual retainer fee payable to Independent Chairman of the Board	$120,000
Additional annual retainer fee payable to non-Chair members of the Audit Committee and Leadership Development and Compensation Committee	$15,000

The stock price used for purposes of all calculations made under the Program equaled the average closing price of a share of the Company’s stock for the trading days within the 30-calendar-day period that ended on the eleventh calendar day before the date of grant.

Each non-employee director had the right, prior to the Annual Meeting, to elect to receive some or all of these annual retainer fees in the form of fully vested nonqualified stock options instead of cash. A director who elected to receive some or all of these annual retainer fees in the form of a stock option received an option to purchase a number of shares equal to the amount of the retainer or portion of the retainer being converted divided by the Black Scholes value of an option.

Upon initial election to the Board, each non-employee director was entitled to receive a number of nonqualified stock options subject to three-year ratable vesting equal to $460,000 divided by the Black Scholes value of a nonqualified stock option. The director was able to elect to convert either 50% or 100% of these stock options to restricted stock units subject to three-year ratable vesting. The number of restricted stock units was determined by dividing the aggregate Black Scholes value of the nonqualified stock options being exchanged by the value of a restricted stock unit.

Annual equity grants made to non-employee directors who were re-elected at the 2018 Annual Meeting of Stockholders after serving on the Board at least since the previous Annual Meeting were in the form of stock options subject to one-year cliff vesting equal to $230,000 divided by the Black Scholes value of a nonqualified stock option, and each committee chair received an additional annual grant in the form of stock options subject to one-year cliff vesting equal to $30,000 divided by the Black Scholes value of a nonqualified stock option. Each director was able to elect to convert either 50% or 100% of these stock options to restricted stock units subject to one-year cliff vesting. The number of restricted stock units was determined by dividing the aggregate Black Scholes value of the nonqualified stock options being exchanged by the value of a restricted stock unit. Equity awards granted upon an Annual Meeting that are subject to vesting will vest upon the dates of successive Annual Meetings.

Our Program is expected to remain unchanged for fiscal 2019.

Director Stock Ownership Guidelines

Our policy requires non-employee directors to hold 10,000 shares within five years of beginning service on the Board. All of the directors currently meet the stock ownership guidelines or are making acceptable progress to their applicable level.

Director and Officer Liability Insurance Policies

Directors are covered under our director and officer liability insurance policies for claims alleged in connection with their service as directors. We have entered into indemnification agreements with all of our directors agreeing to indemnify them to the fullest extent permitted by law for claims alleged in connection with their service as directors.

DIRECTOR COMPENSATION FOR FISCAL 2018

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended September 30, 2018.

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)		Stock Awards ($)(11), (12) (c)	Option Awards ($)(11), (13) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)
A. George Battle	85,000	(2)	267,316	—	—	—	—		352,316
Mark W. Begor	75,000	(3)	236,387	—	—	—	11,550	(4)	322,937
Braden R. Kelly	220,000	(5)	267,316		—	—	—		487,316
James D. Kirsner	85,000	(6)	267,316	—	—	—	—		352,316
Eva Manolis	27,500	(7)	—	439,675					467,175
Marc F. McMorris	112,500	(8)	118,278	120,521	—	—	—		351,299
Joanna Rees	75,000	(9)	236,387	—	—	—	—		311,387
David A. Rey	85,000	(10)	—	240,983	—	—	—		325,983

(1)

All fees under this column represent fees paid to the directors under the Compensation Program for Non-Employee Directors adopted December 8, 2016 (the “Program”) (described above). The Program anticipates fees commencing with the directors’ election year (February to February) whereby the compensation reported in this table is that paid during our fiscal year (October through September). Fees that are paid in cash are paid quarterly in arrears. Fees that, at the election of the director, are paid in stock options are paid in one annual grant upon the director’s election to the Board. As a result, when a director’s election with respect to receiving fees in cash or stock options changes from one year to the next, the director’s compensation disclosed in this column differs from the annual fees described under “Non-Employee Director Compensation” above. Messrs. McMorris and Rey made election changes during fiscal 2018.

(2)	Represents an annual board retainer and committee chair retainer for the Leadership Development and Compensation Committee paid quarterly to Mr. Battle during fiscal 2018.

(3)

Represents the $75,000 annual board and committee retainer fees payable upon his re-election foregone by Mr. Begor to instead receive 1,324 stock options which were fully vested upon his leaving the Board on April 2, 2018. The amount recognized for financial statement reporting purposes in fiscal 2018 with respect to such options, which was $78,606, is excluded from the “Option Awards” column.

(4)	Represents the retirement gift given in recognition of Mr. Begor’s tenure on the Board; he resigned from the Board effective April 2, 2018.

(5)

Represents the $220,000 annual board and committee retainers, annual independent chairman of the board retainer and committee chair retainer for the Governance, Nominating and Executive Committee payable upon his re-election in February foregone by Mr. Kelly to instead receive 3,883 stock options. The amount recognized for financial statement reporting purposes in fiscal 2018 with respect to such options, which was $230,534, is excluded from the “Option Awards” column.

(6)	Represents an annual board retainer and committee chair retainer for the Audit Committee paid quarterly to Mr. Kirsner during fiscal 2018.

(7)	Represents two quarterly payments of a pro-rata annual board retainer of $55,000 paid to Ms. Manolis during fiscal 2018. Ms. Manolis joined the Board on April 2, 2018.

(8)

Includes the $37,500 annual retainer fees paid quarterly in the first and second quarter of fiscal 2018 and the $75,000 annual board and committee retainer fees payable upon his re-election in February foregone by Mr. McMorris to instead receive 1,324 stock options. The amount recognized for financial statement reporting purposes in fiscal 2018 with respect to such options, which was $78,606, is excluded from the “Options Awards” column.

(9)

Represents the $75,000 annual board and committee retainer fees payable upon her re-election foregone by Ms. Rees to instead receive 1,324 stock options. The amount recognized for financial statement reporting purposes in fiscal 2018 with respect to such options, which was $78,606, is excluded from the “Option Awards” column.

(10)

Includes the $50,000 annual board and committee retainer fees paid quarterly during fiscal 2018 and $35,000 of his $75,000 annual board and committee retainer fees payable upon his re-election in February foregone by Mr. Rey to instead receive 618 stock options. The amount recognized for financial statement reporting purposes in fiscal 2018 with respect to such options, which was $36,691, is excluded from the “Option Awards” column.

(11)

The amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. For information on the assumptions used to calculate the value of the awards, refer to Note 14 of the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC.

(12)

As of September 30, 2018, the restricted stock unit awards outstanding for each director are as follows: Mr. Battle — 1,573; Mr. Begor — 0; Mr. Kelly — 1,573; Mr. Kirsner — 1,573; Ms. Manolis — 0; Mr. McMorris — 1,594; Ms. Rees — 1,391; Mr. Rey — 0.

(13)

As of September 30, 2018, the option awards outstanding for each director are as follows: Mr. Battle — 21,437; Mr. Begor — 0; Mr. Kelly — 60,350; Mr. Kirsner — 36,626; Ms. Manolis — 7,692; Mr. McMorris — 15,048; Ms. Rees — 29,556; Mr. Rey — 55,461.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Company Performance in Fiscal 2018

During fiscal 2018, our growth initiatives continued to generate significant free cash flow. We utilized our cash to enhance stockholder value through investments in long-term growth initiatives and our stock repurchase program.

We continued to transform our business from on-premise to recurring revenue associated with our cloud-based solutions in our Applications and Decision Management Software segments. Our continued product innovation provides growth opportunities with customers that can benefit from the affordability and simplicity of these solutions. The majority of our software solutions are available through the FICO® Analytic Cloud, and starting in fiscal 2017 we added AWS as our primary cloud infrastructure provider. We have migrated several core applications, including the FICO® Decision Management Suite, to AWS and will migrate additional applications over the next couple of years. Our cloud bookings accounted for 35% and 24% of our total bookings during fiscal 2018 and 2017, respectively, directly demonstrating the willingness among our customers to engage our cloud-based solutions.

For our Scores segment, our industry leading business-to-business FICO® Scores have achieved a multi-year expansion in the growing U.S. consumer market. We have launched numerous new FICO® Score based products, and continue to grow our partnership with Experian, a leading global information services provider. This partnership provides consumers the FICO® Scores that lenders most commonly use in evaluating credit when determining applicant eligibility for new credit cards, car loans, mortgages or other lines of credit and can be accessed through Experian.com. The FICO® Score Open Access program launched in 2014, which allows our participating clients to provide their customers with a free FICO® Score along with content to help them understand the FICO® Score their lender uses, has more than 310 million consumer accounts with access to their free FICO® Scores. During fiscal 2018, we continued our previously announced FICO Financial Inclusion Initiative, a global effort to increase access to affordable credit for consumers and businesses with limited or no credit history, through the use of alternative data. We also continue to pursue additional partners to distribute FICO® Scores with their product offerings sold directly to consumers, and we are pursuing opportunities to make FICO® Scores available to third-parties for affinity and other white-labeled programs to further penetrate and expand the markets where our scores are available.

We continue to enhance stockholder value by returning cash to stockholders through our stock repurchase program. During fiscal 2018, we repurchased approximately 1.9 million shares at a total repurchase price of $336.9 million. As of September 30, 2018, we had $199.3 million remaining under our current stock repurchase program.

Fiscal 2018 was also a good year from the perspective of our stockholders, with continued strong returns illustrated by the chart below for the past three fiscal years.

FICO vs. Russell 3000 3-Year Indexed Total Stockholder Return

(10/1/15 through 10/1/18)

Overview of Fiscal 2018 Executive Compensation Program

As administered by our Leadership Development and Compensation Committee (the “Committee”), our executive compensation program seeks to closely link the financial interests of our executive officers with those of our stockholders. The Committee uses the following guidelines in our executive compensation program to help achieve this overarching goal.

Emphasis on Pay for Performance	•	Base salaries are adjusted infrequently and, accordingly, the base salaries for our executive officers remained flat in fiscal 2018;
	•	Variable short-term cash incentive compensation plan funding is based upon Company performance, with individual awards linked closely to individual performance; and

•

Emphasis on long-term incentive compensation opportunities to align our executive officers’ interests with those of our stockholders, with two-thirds of their target long-term incentive compensation value weighted towards performance-based equity vehicles, the value of which depends on meeting the Company’s financial performance targets and our stock price performance.

Quality Pay Practices and Policies	•	No “single-trigger” accelerated vesting or payment for equity awards upon a change in control of the Company;
	•	Executive stock ownership guidelines that encourage ownership and further align our executive officers’ interests with those of our stockholders;

	•	Prohibition on hedging of Company common stock;

	•	A compensation recovery, or “clawback,” policy pertaining to both cash and equity incentive-based compensation;

	•	Mandatory minimum vesting period of one year for equity awards;

	•	Annual compensation peer group review with appropriate adjustments to ensure valid comparisons;

	•	No tax “gross-ups” allowed except with respect to relocation benefits and required spousal travel; and

	•	Independent compensation consultant engaged by the Committee that does not provide any other services to the Company.

In making compensation decisions at the outset of fiscal 2018 and throughout the year, the Committee continued to reinforce the link between Company performance and executive compensation.

The target level of short-term cash incentive awards for each executive officer, expressed as a percentage of annual base salary, remained unchanged in fiscal 2018. At the beginning of the fiscal year, our Board of Directors approved an Adjusted Revenue target of $990.0 million and an Adjusted EBITDA target of $293.0 million. These performance measures were selected by the Committee to determine funding of the fiscal 2018 cash incentive pools and to drive sustainable top-line and bottom-line growth, balancing both short and longer-term considerations. Our fiscal 2018 results of $1,032.5 million in Adjusted Revenue and $310.5 million in Adjusted EBITDA exceeded target, resulting in funding under both the Broad-Based and Management Incentive Plans at 125% of budgeted target. “Adjusted Revenue” and “Adjusted EBITDA” are defined on page 39. In selecting these two financial measures, both of which are used to determine short-term cash incentive funding and Performance Share Unit earnings, the Committee relied on the fact that the Company is making significant investments in technology infrastructure, solution innovation and distribution which tend to sacrifice short-term performance on certain other metrics (e.g., earnings per share) in favor of enabling longer-term stockholder value creation. The Committee believes that these performance measures best balance the delivery of steady growth against the investments the Company makes. Further, using one-year performance periods for short-term cash incentive plan funding, as well as Performance Share Unit earnings, allows the Committee to reward performance for a time period over which the Company has better visibility. Setting goals over a longer term is difficult because of the complexity and evolving nature of the business problems addressed by our solutions and would lead to an increased probability of setting inaccurate or inappropriate goals.

To align our executive officers’ interests with the creation of stockholder value, equity-based incentive compensation represents a substantial portion of their target total direct compensation opportunities, and we have continued to maintain a diverse mix of equity award types which favor those that are performance-based instead of simply time-based. This mix of long-term incentive vehicles helps ensure our executive compensation program operates effectively across a wide variety of business scenarios.

Long-term equity incentive awards granted to our executive officers in fiscal 2018 were granted in December 2017 as part of the Company’s annual year-end performance review and compensation planning process. Two-thirds of the annual long-term incentive awards were performance-based, with only one-third time-based. Specifically, the Committee granted one-third of the target annual long-term award value to our executive officers in the form of Performance Share Units (“PSUs”), which were designed to reward the achievement of pre-established Adjusted Revenue and Adjusted EBITDA goals. Based on our actual performance with respect to these measures, 200% of the target PSUs granted in fiscal 2018 were earned. The Committee granted another one-third of the target annual long-term award value in the form of Market Share Units (“MSUs”). MSUs are earned based on our total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years. Based on our one-year total stockholder return from December 1, 2017 to November 30, 2018, 181% of the target awards for the first performance period of the fiscal 2018 MSUs were earned. Based on our two-year total stockholder return from December 1, 2016 to November 30, 2018, 200% of the target awards for the second performance period of the fiscal 2017 MSUs were earned. And based on our three-year stockholder return from December 1, 2015 to November 30, 2018, third period earnings for the fiscal 2016 MSUs were equal to 200% of the total target units granted less those units earned in the first and second periods.

Our strong linkage of pay and performance is illustrated in the chart below. The dollar amounts shown for the target total direct compensation figures reflect the grant date value of the equity awards. The dollar amounts shown for realized total direct compensation figures reflect the fiscal 2018 realized PSUs at 200% of targeted earnings and fiscal 2018 MSUs at 181% of the target awards for the first performance period, with the target earnings for the second and third performance periods reflected at target.

Target v. Realized Compensation for Named Executive Officers in FY18

Preview of Fiscal 2019 Compensation Program

The Committee’s decisions made at the outset of fiscal 2019 reflect a continuation of the philosophy employed during fiscal 2018. Specifically, our emphasis on long-term incentives continues and the long-term incentive program continues to reflect a strong emphasis on performance-based vehicles. As described more fully below, and as was the case in fiscal 2018, two-thirds of the value of the annual equity awards made to our executive officers in fiscal 2019 were made in the form of performance-based vehicles.

In November 2018, the Committee approved the inclusion of retirement provisions in the equity award agreements for the awards granted to our executive officers beginning in December 2018. Such provisions allow for continued vesting of outstanding equity awards upon an executive officer’s retirement provided that certain age and service requirements have been met. In order to qualify for continued vesting, the executive officer must provide at least one year’s notice of his or her retirement and must also be available to provide service to the Company, if requested, during the continued vesting period. In addition, during the continued vesting period, the executive officer may not become employed by another entity or organization. The Committee approved the inclusion of the retirement provisions in order to enhance retention of the current executive officers, to improve the executive transition process by ensuring sufficient time to plan for a successor and to ensure continued support from the former executive officer following retirement.

Named Executive Officers

Our named executive officers for fiscal 2018 consist of the following persons:

•	William Lansing, our Chief Executive Officer,

•	Michael Pung, our Executive Vice President and Chief Financial Officer,

•	Wayne Huyard, our Executive Vice President, Sales, Services and Marketing,

•	Stuart Wells, our Executive Vice President and Chief Technology Officer, and

•	James Wehmann, our Executive Vice President, Scores.

Determination of Compensation

Committee Process

Members of executive management participate in the Committee’s meetings at the Committee’s request. Management’s role is to contribute input and analysis, which the Committee considers in making its decisions. The Committee is not bound by management’s recommendations, but the Committee relies on the insights of our CEO and Chief Human Resources Officer in determining compensation for our executive officers, other than our CEO. The Committee also consults with its external compensation consultant during its review of executive officer compensation. Prior to making decisions on executive compensation, the Committee refers to comprehensive statements and reports prepared by its consultant and management that reflect the amount and elements of each executive’s total compensation relative to competitive market practices.

The Committee conducts an annual performance review of our CEO in connection with the determination of his compensation. As part of this process, one or more Committee members and/or the Chairman of the Board meet with each senior executive to discuss our CEO’s performance using a structured interview approach. In addition, each Board member completes a written evaluation of our CEO and submits it to the Committee. Based on these interviews and written evaluations, as well as on its own determinations regarding our CEO’s performance, the Committee prepares a final performance review for our CEO. The Committee then submits a recommendation for our CEO’s compensation to the Board for discussion. Following such discussion, the Committee finalizes its determination of our CEO’s compensation and informs our CEO of such determination, together with the final performance review.

Compensation Peer Group

In connection with our fiscal 2018 executive compensation program, the Committee reviewed summary reports prepared by its consultant and by management reflecting current and proposed base salary, short-term cash incentive and equity award levels for our executive officers. Each element was analyzed relative to the Company’s compensation peer group. The peer group consisted of 20 companies that were selected as being similar in size to the Company and operating in the application software, data processing and outsourced services, research and consulting services and communication equipment sub-industries within the Global Industry Classification Standard (“GICS”) taxonomy.

The 20 peer companies that were included in the analysis referenced by the Committee when it set compensation for fiscal 2018 were as follows:

ACI Worldwide	Manhattan Associates
ANSYS	MicroStrategy
Blackbaud	MSCI
Broadridge Financial Solutions	Nuance Communications
Cadence Design Systems	Pegasystems
CoreLogic	PTC
CSG Systems International	Splunk
Equifax	TransUnion
FactSet Research Systems	Verint Systems
Jack Henry & Associates	Verisk Analytics

The composition of the compensation peer group is reviewed annually at a minimum, with adjustments made that the Committee, with the assistance of its compensation consultant, believes are appropriate to maintain comparability within the employment marketplace and to reflect any mergers or acquisitions or significant size changes among the subject companies.

Specific information with respect to relative position follows, using values available at the time the compensation levels were being determined in November 2017:

	Revenue ($ in millions)	Market Capitalization ($ in millions)	Gross Profit ($ in millions)	Net Income ($ in millions)
75th percentile of peer group	$1,850	$8,485	$1,079	$262
50th percentile of peer group	$1,143	$6,492	$827	$122
25th percentile of peer group	$903	$3,357	$563	$38
Company	$901	$4,014	$647	$128
Percentile rank	25%	38%	30%	57%

The Committee considered the peer group information in addition to the factors described above when setting the compensation levels for our executive officers for fiscal 2018. The Committee does not benchmark total compensation or individual elements of compensation to particular percentiles but aims to create competitive pay packages that reflect the Company’s performance and that are generally intended to deliver above market median compensation if long-term equity incentives pay out at or above target based on challenging required levels of performance.

Use of Consultants

The Committee retains an external compensation consultant to assist it in analyzing our executive compensation program and assessing market levels of compensation. For fiscal 2018, the Committee engaged Compensia, Inc. to provide competitive practice and market compensation data, advice regarding the design of compensation programs for our executive officers and non-employee directors, input regarding specific compensation actions for our executive officers, analysis of the composition of our compensation peer group, and analysis concerning the structure of and any necessary amendments to our 2012 LTIP.

Compensation Consultant Conflict of Interest Analysis

The Committee has considered the relationships that the compensation consultant it engaged in fiscal 2018 has had with the Company, the members of the Committee and the Company’s executive officers, as well as the policies that the consultant has in place to maintain its independence and objectivity, and has determined that no conflicts of interest arose from the work performed by such consultant.

Stockholder Advisory Vote on Named Executive Officer Compensation

At our last Annual Meeting of Stockholders held on February 28, 2018, we asked our stockholders to approve, by advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in our proxy statement for that Annual Meeting. The proposal was approved by our stockholders with approximately 98.9% of the votes cast being “for” approval (or 98.8%, including abstentions). The Committee continues to evaluate and adjust the Company’s compensation policies and practices as it deems appropriate to advance the best interests of the Company and its stockholders, and the Company engages in periodic discussions with certain of our largest stockholders to obtain feedback on our compensation practices. In light of the high approval rate of our executive compensation program, policies and practices by our stockholders at our last Annual Meeting, the Committee has largely maintained the existing compensation program, policies and practices during fiscal 2018.

Elements of Compensation

The fiscal 2018 executive compensation program consisted of three principal elements: (1) base salary; (2) short-term cash incentives; and (3) long-term equity incentives in the form of performance share units (“PSUs”), market share units (“MSUs”) and restricted stock units (“RSUs”).

Compensation Element		Purpose and Philosophy
Base Salary	•	Base salary provides executive officers with financial stability and predictable cash flow.

•

Individual base salaries are determined by evaluating the executive officer’s role within the Company, experience, performance, and potential for development, as well as the base salaries of comparable roles within the peer group companies and the broader marketplace.

Short-Term Cash Incentives	•	This element rewards the achievement of annual Company and individual performance goals.

	•	Cash incentives are expressed as a target percentage of base salary determined with reference to the peer group companies and the broader marketplace.

	•	Participant may earn between zero and 250% of target, depending both upon Company and individual performance.

Long-Term Equity Incentives	•

Long-term equity incentives directly link a significant portion of total executive officer compensation to the market value of our common stock, while promoting retention through multi-year vesting and performance periods.

•

Performance Share Units (“PSUs”) are earned based upon the extent to which annual Company financial targets are achieved with as few as zero and as many as 200% of target PSUs eligible to be earned. Earned units are then subject to multi-year vesting, promoting continued linkage to the market price of our common stock while also promoting retention.

Compensation Element		Purpose and Philosophy

•

Market Share Units (“MSUs”) are earned based on our relative total stockholder return measured over one-year, two-year and three-year performance periods with as few as zero and as many as 200% of target MSUs eligible to be earned.

•

Restricted Stock Units (“RSUs”) represent a more stable equity-based compensation vehicle, ensuring linkage to the stock price performance of our common stock while promoting retention over a multi-year vesting period.

Base Salary in Fiscal 2018

None of our named executive officers received an increase in base salary as part of the Company’s annual year-end performance review and compensation process in November 2017. This conservative approach reflects the Committee’s continued commitment to incentive compensation elements directly linked to the achievement of target financial goals and the creation of stockholder value.

Named Executive Officer	Fiscal 2018 Base Salary	Fiscal 2017 Base Salary
William Lansing	$750,000	$750,000
Michael Pung	$400,000	$400,000
Wayne Huyard	$500,000	$500,000
Stuart Wells	$500,000	$500,000
James Wehmann	$500,000	$500,000

Short-Term Cash Incentives in Fiscal 2018

We offer a short-term incentive opportunity in the form of cash incentive awards to our executive officers. For fiscal 2018, these incentive awards were paid from a single, centralized pool that supported short-term cash incentive payments to our executive officers under our Management Incentive Plan and to other eligible employees under our Broad-Based Incentive Plan. The Committee established a formula to determine a maximum amount that may be paid to each of our named executive officers under the Management Incentive Plan. The Committee then had the discretion to pay amounts to our named executive officers under the Management Incentive Plan that were less than the maximum amounts.

In fiscal 2018, the Committee determined our named executive officers’ cash incentive payments using the framework set forth below (which was the same for our named executive officers as for all other participants in the Management Incentive Plan and Broad-Based Incentive Plan):

Company Budget and Performance Factor	=

A value ranging from 0 to 125%, which was equal to the amount of the budgeted level of bonus pool funding in the fiscal year’s operating plan divided by the aggregate amount of plan participants’ target-level awards multiplied by the extent to which Company Adjusted Revenue and Adjusted EBITDA targets were achieved. Fiscal year 2018 = 121%.

Participant Performance Factor	=	A value ranging from 0 to 200%, reflecting the extent to which individual participant performance goals were achieved.

Participant Target %	=	The percentage of each participant’s annual base salary that represents his or her target cash incentive payment amount.

As an illustrative example, a participant with an annual base salary of $500,000, a Participant Target % of 50% of base salary, and a Participant Performance Factor of 100% would have earned $302,500 for fiscal 2018 (compared to a target payment of $250,000).

The Committee establishes the size of the cash incentive pool by determining the Company Budget and Performance Factor, which is equal to the amount of the budgeted level of bonus pool funding in the fiscal year’s operating plan divided by the aggregate amount of plan participants’ target-level awards multiplied by the extent to which Adjusted Revenue and Adjusted EBITDA targets are achieved. “Adjusted Revenue” means the Company’s GAAP Revenue as adjusted to remove the impact of revenues related to acquisitions or events deemed by the Committee to have been out of management’s control and occurring in the measurement year. “Adjusted EBITDA” means earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as adjusted for stock-based compensation expense, restructuring and acquisition-related charges, and other items reflected in the Regulation G schedule published by the Company as an attachment to its quarterly earnings releases. The threshold, target and maximum performance levels for each performance measure, along with the related Company Budget and Performance Factor, for fiscal 2018 were as follows:

Financial Metric (Weighting)	Threshold Funding Level		Targeted Funding Level		Maximum Funding Level	Actual Performance
Adjusted Revenue (50%)	$950.0 million	$960.0 million	$990.0 million	$998.0 million	$1,007.0 million	$1,032.5 million
Adjusted EBITDA (50%)	$270.8 million	$282.9 million	$293.0 million	$294.5 million	$298.2 million	$310.5 million
Company Budget and Performance Factor	25%	50%	100%	112.5%	125%	121%

In accordance with this calculation, a Company Budget and Performance Factor of 121% was applied to the cash incentive pool and uniformly affected payments made to all participants in the Management Incentive Plan and Broad-Based Incentive Plan. This fiscal 2018 Company Budget and Performance Factor was slightly higher than in fiscal 2017, when above-target Company performance yielded a multiplier of 119%. While our fiscal 2018 financial performance yielded the maximum plan funding (125% of budgeted target), significant hiring activity during the fiscal year caused the sum of participant target awards to be above plan, reducing the actual Company Budget and Performance Factor to 121%.

The Participant Performance Factor is a function of the extent to which individual performance goals are achieved. These goals can include Company-wide measures as well as business unit metrics and goals that are highly specific to the functions over which the individual has primary responsibility. Our CEO’s performance goals were established by the Committee after considering input from each outside director, and our CEO’s individual annual performance evaluation was completed by the Committee. Individual performance goals for our executive officers other than our CEO were established by our CEO, and annual performance evaluations for these executive officers were completed by our CEO and discussed with the Committee. If an executive officer receives the lowest performance rating on a three-point scale (“Improvement Needed”), his participant performance factor and his resulting cash incentive payment will generally be reduced to zero. Conversely, if an executive officer receives the highest overall performance rating (“Outstanding”), his Participant Performance Factor may be as high as 200%. Distribution guidelines applicable to these performance ratings ensure that participants in the short-term cash incentive program are not all rated on the high or low end of the scale, but are instead distributed above and below the target levels. The Committee may exercise discretion to make adjustments within the performance scale.

The Participant Performance Factor values for our named executive officers for fiscal 2018, along with key factors considered by the Committee and our CEO, as applicable, in making these determinations, were as follows:

Named Executive Officer	Participant Performance Factor	Key Factors
William Lansing	132%	• set and oversaw implementation of our overarching business strategy • sustained focus on top talent acquisition, motivation and retention
Michael Pung	107%	• effectively built and ensured discipline surrounding the operating expense budget • ensured investor understanding of FICO strategy, solutions and growth potential
Wayne Huyard	124%	• grew global sales capacity • expanded reach in existing markets and won business in new markets • delivered strong fiscal 2018 financial results, particularly involving cloud-based bookings
Stuart Wells	124%

•   led key technology innovation efforts

•   ensured the effective implementation of cloud-based versions of major enterprise applications

•   Effectively managed professional services implementation teams, driving attractive revenues and margins while expanding global capacity

James Wehmann	124%	• oversaw strong revenue growth in the Scores business • leveraged partner relationships to open up new scores growth opportunities

The Participant Target % for each participant in the Management Incentive Plan is based on the Company’s desire to continue to emphasize long-term incentives and the Committee’s review of market-competitive short-term compensation levels for executives in comparable roles at the peer group companies. As provided in their respective employment agreements, Mr. Lansing’s Participant Target % is 100% of his annual base salary, and the other named executive officers each have a Participant Target % of 50% of their annual base salary.

The combined effect of these inputs led to the following payments for the named executive officers under the Management Incentive Plan for fiscal 2018 performance, shown along with the target payment levels:

Named Executive Officer	Target Payout for Fiscal 2018	Amount Attributable to Company Performance Factor	Participant Performance Factor	Actual Payout for Fiscal 2018
William Lansing	$750,000	$907,355	132%	$1,200,000
Michael Pung	$200,000	$241,961	107%	$260,000
Wayne Huyard	$250,000	$302,452	124%	$375,000
Stuart Wells	$250,000	$302,452	124%	$375,000
James Wehmann	$250,000	$302,452	124%	$375,000
Totals	$1,700,000	$2,056,672	—	$2,585,000

Long-Term Equity Incentives in Fiscal 2018

The third key element of our executive compensation program for fiscal 2018 was long-term incentive equity awards. This component of compensation is used to drive achievement of the Company’s financial targets while linking compensation to the market value of our common stock. The Company has chosen to emphasize long-term equity incentives in our executive compensation program to help to ensure alignment with our stockholders over time.

In determining the value of annual equity awards for fiscal 2018, the Committee considered an analysis of competitive market data prepared by its outside compensation consultant and described above under “Determination of Compensation — Peer Group Analysis,” the individual performance of each executive officer, the need to reinforce positive levels of collaboration and teamwork across members of the executive team, and our retention objectives.

The proportion of each type of equity award granted in fiscal 2018 is broken down as follows:

Performance Share Units 1/3	Market Share Units 1/3	Restricted Stock Units 1/3

Performance Share Units. For fiscal 2018, PSUs represented one-third of the target annual equity awards granted in December 2017 to our executive officers. The PSUs granted in fiscal 2018 were earned on the basis of a one-year performance period but vest over the three years following the date of grant. The Committee used a one-year performance period because market uncertainties made it difficult to accurately forecast our Adjusted Revenue and Adjusted EBITDA beyond that point. The Committee believes the complexity of our major products, along with the complexity of our major customers, yields a very long selling cycle, which in turn contributes significant uncertainty into our revenue stream and resulting EBITDA. Using a one-year performance period allows the Committee to reward performance for a time period over which the Company has better visibility instead of creating goals over a longer term that are more likely to be problematic. In addition, requiring that any earned shares be distributed over an additional two years creates long-term alignment with our stockholders and satisfies our retention objectives.

The maximum number of PSUs that could have been earned over the performance period of fiscal 2018 by each named executive officer was specified in the applicable award agreement. In each case, the named executive officer could earn up to 200% of the target payout if the Company’s GAAP Revenue for fiscal 2018, equaled or exceeded the base amount of $900 million. The Committee had discretion to determine a lesser number of PSUs that would be earned and established the following earnings matrix when the awards were granted to inform its exercise of this negative discretion:

Financial Metric (Weighting)	Threshold Performance		Target Performance		Maximum Performance
Adjusted Revenue (50%)	$950.0 million	$960.0 million	$990.0 million	$998.0 million	$1,007.0 million
Adjusted EBITDA (50%)	$270.8 million	$282.9 million	$293.0 million	$294.5 million	$298.2 million
PSUs Earned (as percentage of target)	25%	50%	100%	150%	200%

Based on the Company’s above-target performance of $1,032.5 million of Adjusted Revenue and $310.5 million of Adjusted EBITDA in fiscal 2018, and using the above matrix as a guide, the Committee applied a multiplier of 200% to the target number of PSUs.

The target number of PSUs and the number of shares of common stock earned by each named executive officer for fiscal 2018 performance are as follows:

Named Executive Officer	Target Number of PSUs Granted for Fiscal 2018	Actual Number of PSUs Earned for Fiscal 2018
William Lansing	20,147	40,294
Michael Pung	4,720	9,440
Wayne Huyard	5,488	10,976
Stuart Wells	5,488	10,976
James Wehmann	5,488	10,976

One-third of earned shares were paid following the end of fiscal 2018 and two-thirds will vest over the next two fiscal years and be payable assuming the named executive officer remains with the Company as of each vesting date or vesting of the PSUs continues pursuant to the terms of the applicable award agreement.

Market Share Units. For fiscal 2018, MSUs represented one-third of the target annual equity awards granted in December 2017 to our executive officers. The MSUs granted in fiscal 2018 (as well as those granted in fiscal 2017 and fiscal 2016) are earned based on the Company’s total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years. The Committee decided to measure performance over a total of three years to integrate a longer, multi-year performance period into the Company’s equity compensation program.

The number of MSUs earned by a named executive officer in each of the one- and two-year performance periods is determined by taking one-third of the target units in the applicable award agreement multiplied by the relative return factor for the relevant performance period. The number of MSUs earned by a named executive officer in the three-year performance period is determined by taking the total number of the target units in the applicable award agreement multiplied by the relative return factor for the relevant performance period, and then subtracting any shares of our common stock earned in the one-year and two-year performance periods from the result. The total number of shares earned in the one-year and two-year periods is not adjusted if the three-year calculation, less shares earned in prior periods, is a negative number. The relative return factor for each performance period is calculated as follows:

Relative TSR Performance (Fiscal 2016, 2017 and 2018)	Relative Return Factor
+33.33% or greater	200%
+16.67%	150%
0%	100%
-12.5%	50%
-25% or less	0%

Generally, the Company’s relative TSR performance is calculated by taking the difference between our total stockholder return minus the Russell 3000 index’s total stockholder return for the relevant performance period. Importantly, the MSU earnings slope for below-target performance is steeper than the slope for above-target performance, meaning that the penalty for under-performance is higher than the premium for over-performance.

Based on our total stockholder return of 33% for fiscal 2018, 181% of the MSUs granted in fiscal 2018 were earned at the conclusion of the first performance period and settled for shares of our common stock. Based on our total stockholder return of 68% for fiscal 2017 and fiscal 2018, 200% of the MSUs granted in fiscal 2017 were earned at the conclusion of the second performance period and settled for shares of our common stock. Finally, based on our total stockholder return of 121% for fiscal 2016, fiscal 2017 and fiscal 2018, 200% of the MSUs granted in fiscal 2016 were earned at the conclusion of the third performance period and settled for shares of our common stock. The target number of MSUs and the number of shares of our common stock earned by each named executive officer for fiscal 2018 performance are as follows:

Named Executive Officer	Target Number of FY18 MSUs Subject to One-Year Performance	Actual Number of MSUs Earned
William Lansing	6,716	12,155
Michael Pung	1,574	2,848
Wayne Huyard	1,830	3,312
Stuart Wells	1,830	3,312
James Wehmann	1,830	3,312

Named Executive Officer	Target Number of FY17 MSUs Subject to Two-Year Performance	Actual Number of MSUs Earned
William Lansing	7,520	15,040
Michael Pung	2,083	4,166
Wayne Huyard	2,423	4,846
Stuart Wells	2,423	4,846
James Wehmann	2,423	4,846

Named Executive Officer	Target Number of Total FY16 MSUs	Actual Number of MSUs Earned(1)
William Lansing	6,828	14,954
Michael Pung	2,192	4,801
Wayne Huyard	2,800	6,132
Stuart Wells	2,282	4,998
James Wehmann	2,868	6,281

(1)

The actual number of MSUs granted in fiscal 2016 and earned in fiscal 2018 was calculated by multiplying the total number of target units by the relative return factor, then subtracting the fiscal 2016 MSUs earned at the conclusion of the first and second performance periods, respectively.

Restricted Stock Units. For fiscal 2018, RSUs represented the final one-third of the target annual equity awards granted in December 2017 to our executive officers. The RSUs granted in fiscal 2018 provide a link to our stock price performance, as well as promote our retention objectives over a multi-year vesting period. Generally, the RSUs granted by the Committee vest in four equal annual installments beginning on the first anniversary of the grant date.

As in prior years, the Committee permitted our executive officers to exchange up to 100% of annual time-vested RSUs for non-qualified stock options (“NQSOs”) on an economically equivalent basis, while maintaining the existing four-year vesting schedule. In connection with the retention of this flexibility, which was initially implemented in fiscal 2015, the Committee determined that NQSOs provide attractive leverage to the recipient and permit the holder to determine when taxable income events occur via a decision to exercise their NQSO. In fiscal 2018, however, none of our executive officers elected to receive a NQSO in place of an RSU award.

In the event that a named executive officer was to make such an election, the ratio constituting an economically equivalent basis would be determined as follows:

Value of One “Whole” Share	=	Accounting value determined based upon the average closing market price of our common stock during the 30 calendar days ending 11 days before the grant date

Value of One “Option” Share	=	Black-Scholes accounting value based upon the average closing market price of our common stock during the 30 calendar days ending 11 days before the grant date

Exchange Ratio for RSUs to NQSOs	=	Accounting value of one “whole” share divided by Black-Scholes accounting value of one “option” share

In fiscal 2018, the value of one “whole” share would be determined to be $151.8680, while the value of one “option” share would be determined to be $45.6303. The resulting ratio would be 3.3282 “option” shares for each “whole” share, meaning our executive officers could receive a NQSO for that number of shares equal to 3.3282 multiplied by the number of shares that would be subject to their RSU for fiscal 2018.

Evolution of Long-Term Equity Incentive Program

The following charts depict the evolution of our long-term equity incentive program over the last several years to increasingly emphasize performance-based vehicles over those based solely on time vesting. The values reflected (i) assume that all executives elected to convert the maximum allowable portion of their annual stock option grants in fiscal 2013 and earlier to RSUs, which was the typical pattern, and (ii) depicts PSUs and MSUs at target level. The fiscal 2014–2018 chart reflects RSUs, though executives may have elected to convert those RSUs to stock options on an economically equivalent basis, as detailed above. The fiscal 2013 chart reflects the annual grants made to named executive officers other than the CEO, who received an additional 70,000 stock options that were not convertible into RSUs and are not reflected below.

Retirement Arrangements

We offer a Section 401(k) plan for all eligible employees. Under this program, our executive officers (like all of our eligible employees) can receive a Company matching contribution on amounts they contribute to the 401(k) plan as follows: 100% match of the first 3% of eligible compensation contributed by the executive officer, followed by a 50% match of the next 2% of eligible compensation contributed by the executive officer. Our executive retirement and savings plan allows our vice presidents and more senior executive officers to defer up to 25% of their base salary and 75% of their cash incentive awards into an investment account. Amounts in this account are payable upon certain termination events as specified in the plan.

Other Compensation Arrangements

Our executive officers participate in our general employee benefit plans and programs, including health and dental benefits, on the same terms as all of our other full-time employees. We also pay the premiums for group life, accidental death and dismemberment, and business travel accident insurance for all eligible employees, including executive officers, in a coverage amount based upon their base salary.

Post-Employment Compensation Arrangements

Each of our current named executive officers is party to a Letter Agreement that, among other things, provides for payments and benefits in the event of termination of employment by the Company without cause or by the executive officer for good reason, and a Management Agreement that provides for payments and benefits in the event of such a termination of employment in connection with a change in control of the Company. These agreements are described in detail later in this proxy statement. The Committee believes that these severance and change-in-control arrangements are meaningful recruitment and retention devices, are important components in a competitive compensation package for our named executive officers, and will mitigate concerns that the executive officers may have regarding their continued employment prior to or following a change in control, thereby allowing them to focus their undivided attention on advancing the interests of the Company and its stockholders. The change-in-control arrangements are “double-trigger” and the named executive officers are not eligible to receive tax payments or gross-ups in connection with any change-in-control arrangement.

Equity Award Grant Processes

Equity awards granted to our named executive officers in fiscal 2018 were granted under the 2012 LTIP. Equity awards for all executive officers are approved by the Committee. The Committee has delegated authority to our CEO to approve the granting of equity awards to employees who are not executive officers, subject to certain parameters approved by the Committee. The exercise price of stock options is set at fair market value of our common stock on the date of grant, with annual equity awards generally granted by the Committee on a pre-determined day in December of each fiscal year.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our executive officers. Our CEO is required to own at least 100,000 shares of our common stock, and our Executive Vice Presidents are required to own shares valued at least five times the Executive Vice President’s base salary. The guidelines provide that executive officers should achieve the stated guidelines within five years of appointment. As of the end of fiscal 2018, all of our executive officers had met or exceeded their required stock ownership level.

Executive Officer Incentive Compensation Recovery Policy

Our Board of Directors has adopted an Executive Officer Incentive Compensation Recovery Policy that governs cash and equity incentive-based compensation received by our executive officers, including our named executive officers. Under this policy, the Company will, in the appropriate circumstances as determined by the Committee and to the extent permitted by applicable law, require reimbursement or forfeiture of such compensation from an executive officer in the event that the Company materially restates its consolidated financial statements due to material non-compliance with applicable financial reporting requirements if such executive officer engaged in fraud or intentional misconduct that was a significant contributing factor to the restatement. In each such instance, the Company will seek to recover or cancel the amount by which such executive officer’s incentive-based compensation that was granted, vested or earned during the preceding three-year period exceeds the amount that would have been granted, vested or earned based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recovered compensation. The Committee will consider relevant facts and circumstances in determining whether to require reimbursement, cancellation or recovery of such incentive-based compensation.

Tax Matters

Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts Act”) in December 2017, generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Amounts that qualified as “performance-based compensation” were exempt from this deduction limitation if the company met specified requirements set forth in the Code and applicable treasury regulations. As a general matter, in making its previous compensation decisions with respect to our named executive officers, the Committee was mindful of the benefit to the Company of the full deductibility of compensation, while believing that it should maintain flexibility in compensating the Company’s executive officers in a manner that could best promote our corporate objectives.

The Tax Cuts Act retained the $1 million deduction limit, but repealed the “performance-based compensation” exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in fiscal 2019 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017. No assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the related requirements for transitional relief.

The Committee may determine to pay non-deductible compensation to one or more of the named executive officers in excess of $1 million in future years and reserves the discretion to do so if it considers that such compensation is in the best interests of the Company and its stockholders.

Leadership Development and Compensation Committee Report

The Committee has discussed and reviewed the “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K.

Submitted by the Leadership Development and Compensation Committee:

A. George Battle, Chair

Braden R. Kelly

Eva Manolis

Joanna Rees

Leadership Development and Compensation Committee Interlocks and Insider Participation

No member of the Leadership Development and Compensation Committee serves or has served as an officer of the Company. No executive officer serves, or in the past has served, as a member of the Board of Directors or compensation committee of any entity that has any of its executive officers serving as a member of our Board of Directors or the Leadership Development and Compensation Committee.

Compensation Policies and Practices in Relation to Risk Management

The Company’s management and the Leadership Development and Compensation Committee are committed to continually assessing the structure of the Company’s compensation programs in the context of recognized best practices. Total compensation consists of a mix of fixed and variable elements, and among our executives a significant component of total compensation comes in the form of long-term equity incentives that are earned over several years. The stock ownership guidelines in place for our executive officers also work to align their long-term interests with those of our stockholders.

Our short-term cash incentive program applicable to both our executives and other employees is structured to reward achievement of diverse goals, some of which are tied to Company-wide performance and some of which are tied to business unit performance, but all of which are designed to benefit the Company and our stockholders on a long-term basis. In addition, the Leadership Development and Compensation Committee retains discretion to adjust awards under the short-term cash incentive program if a payout determined under the formula is not appropriate in the circumstances, and award maximums or “caps” are in place to prevent windfalls. Finally, our system of internal controls places a strong focus on avoiding undue financial risk through rigorous review processes.

In light of the risk-limiting features of our compensation policies and practices, the Company has concluded that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation earned in fiscal 2018, 2017 and 2016 by our named executive officers.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($)(3) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
William Lansing	2018	750,000	—	10,255,714	—	1,200,000	—	41,767	12,247,481
Chief Executive Officer	2017	750,000	—	8,637,629	—	1,200,000	—	41,831	10,629,460
	2016	675,000	—	6,065,814	—	1,100,000	—	41,365	7,882,179

Michael Pung	2018	400,000	—	2,402,667	—	260,000	—	20,552	3,083,219
Executive Vice President and Chief Financial Officer	2017	400,000	—	2,392,854	—	260,000	—	26,845	3,079,699
	2016	400,000	—	1,947,219	—	260,000	—	23,704	2,630,923

Wayne Huyard	2018	500,000	—	2,793,612	—	375,000	—	23,684	3,692,296
Executive Vice President, Sales, Services and Marketing	2017	500,000	—	2,782,602	—	375,000	—	29,871	3,687,473
	2016	420,000	—	2,487,324	—	350,000	—	11,168	3,268,492

Stuart Wells	2018	500,000	—	2,793,612	—	375,000	—	11,070	3,679,682
Executive Vice President and Chief Technology Officer	2017	500,000	—	2,782,602	—	375,000	—	25,182	3,682,784
	2016	500,000	—	2,027,169	—	375,000	—	12,057	2,914,226

James Wehmann	2018	500,000	—	2,793,612	—	375,000	—	11,070	3,679,682
Executive Vice President, Scores	2017	500,000	—	2,782,602	—	375,000	—	10,485	3,668,087
	2016	450,000	—	2,547,730	—	350,000	—	18,091	3,365,821

(1)

The amounts in the “Stock Awards” column represent the aggregate grant date fair value of each award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to calculate the value of the awards, refer to Note 14 of the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC.

(2)	Stock Awards include the grant date fair value of the time-based RSU, PSU and MSU awards granted on December 8, 2017 under the 2012 LTIP.

The PSUs were tied to the achievement of certain performance goals during fiscal 2018, and the named executive officer must be an employee on the vesting dates of December 8th of 2018, 2019 and 2020 in order to realize the earned PSU value. The values included in the table for the PSUs are at target value, representing the probable outcome of the performance conditions as calculated at the time of grant. The maximum value of the award on the grant date, assuming the highest level of performance conditions achieved, would be $6,338,650 vs. target of $3,169,325 for Mr. Lansing; $1,485,006 vs. target of $742,503 for Mr. Pung; $1,726,634 vs. target of $863,317 for Mr. Huyard; $1,726,634 vs. target of $863,317 for Dr. Wells; and $1,726,634 vs. target of $863,317 for Mr. Wehmann. The named executive officers earned 200% of their respective target award, resulting in 40,294 units for Mr. Lansing, 9,440 units for Mr. Pung, 10,976 units for Mr. Huyard, 10,976 units for Dr. Wells, and 10,976 units for Mr. Wehmann.

The MSUs were tied to the achievement of certain performance goals over three performance periods ending on November 30, 2018, 2019 and 2020. The named executive officers must be employed on the vesting dates of December 8th of 2018, 2019 and 2020 in order to realize the earned MSU value. The values included in the table for the MSUs are at target value, representing the probable outcome of the performance conditions as calculated at the time of grant. The maximum value of the award on the grant date, assuming the highest level of performance conditions achieved, would be $7,834,128 vs. target of $3,917,064 for Mr. Lansing; $1,835,322 vs. target of $917,661 for Mr. Pung; $2,133,956 vs. target of $1,066,978 for Mr. Huyard; $2,133,956 vs. target of $1,066,978 for Dr. Wells, and $2,133,956 vs. target of $1,066,978 for Mr. Wehmann. The named executive officers earned 181% of their respective target award for the first performance period ending on November 30, 2018, resulting in 12,155 units for Mr. Lansing, 2,848 units for Mr. Pung, 3,312 units for Mr. Huyard, 3,312 units for Dr. Wells, and 3,312 units for Mr. Wehmann.

(3)	Represents amounts paid in the first quarter of fiscal 2019 based on performance during fiscal 2018 under our Management Incentive Plan.

(4)	The amounts shown for fiscal 2018 are detailed in the supplemental table below entitled “All Other Compensation Table.”

All Other Compensation Table

Elements of All Other Compensation	William Lansing		Michael Pung	Wayne Huyard	Stuart Wells	James Wehmann
401(k) Match($)(1)	11,000		11,416	—	10,800	10,800
Life Insurance Premium($)(2)	405		216	270	270	270
Spousal/Dependent Travel(3)	9,239		5,294	13,488	—	—
Tax Gross Ups($)(4)	10,273		3,626	9,926	—	—
Other($)	10,850	(5)	—	—	—	—
Total($)	41,767		20,552	23,684	11,070	11,070

(1)	Represents the aggregate value of the Company’s cash contribution under the FICO 401(k) Plan during fiscal 2018.

(2)	Represents the aggregate incremental cost for the named executive officer’s basic life insurance premium, which is offered to all employees at one times current salary.

(3)	Represents amounts spent on commercial aircraft travel by the named executive officers’ spouses and/or dependents to attend certain Company events.

(4)

Represents gross-up payments to offset imputed income for the cost of spousal travel. Company policy allows gross-ups only for required spousal travel and Company-paid relocation costs, when applicable.

(5)	Represents tax preparation fees incurred by Mr. Lansing, as provided in his Letter Agreement, discussed in “Letter Agreements” below.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2018

The following table summarizes grants of plan-based compensation made during fiscal 2018 to our named executive officers.

											All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)(5)
Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)		Target (#) (g)		Maximum (#) (h)
William Lansing		0	750,000	1,875,000
	12/8/2017				0	(2)	20,147	(2)	40,294	(2)					3,917,064
	12/8/2017				0	(3)	20,147	(3)	40,294	(3)					3,169,325
	12/8/2017										20,147	(4)			3,169,325
Michael Pung		0	200,000	500,000
	12/8/2017				0	(2)	4,720	(2)	9,440	(2)					917,661
	12/8/2017				0	(3)	4,720	(3)	9,440	(3)					742,503
	12/8/2017										4,720	(4)			742,503
Wayne Huyard		0	250,000	625,000
	12/8/2017				0	(2)	5,488	(2)	10,976	(2)					1,066,978
	12/8/2017				0	(3)	5,488	(3)	10,976	(3)					863,317
	12/8/2017										5,488	(4)			863,317
Stuart Wells		0	250,000	625,000
	12/8/2017				0	(2)	5,488	(2)	10,976	(2)					1,066,978
	12/8/2017				0	(3)	5,488	(3)	10,976	(3)					863,317
	12/8/2017										5,488	(4)			863,317
James Wehmann		0	250,000	625,000
	12/8/2017				0	(2)	5,488	(2)	10,976	(2)					1,066,978
	12/8/2017				0	(3)	5,488	(3)	10,976	(3)					863,317
	12/8/2017										5,488	(4)			863,317

(1)

The amounts shown in these columns represent the estimated threshold (or minimum), target, and maximum possible cash incentive awards for each of the named executive officers. Under our Management Incentive Plan, Mr. Lansing’s target amount is equal to 100% of his base salary and the target amount for each of the other named executive officers is equal to 50% of his base salary. The maximum amount in each case equals 2.5 times the target amount, which would result if the Company Performance Factor were 125% and the Participant Performance Factor were 200%. Additional detail regarding the determination of cash incentives to executives for fiscal 2018 is included above under “Compensation Discussion and Analysis.” Actual payments are set forth in the “Summary Compensation Table” above.

(2)

Amounts shown reflect MSUs that were granted under our 2012 LTIP and were subject to the achievement of specific performance goals related to the Company’s total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years, approved by the Leadership Development and Compensation Committee. On December 7, 2018, the Leadership Development and Compensation Committee certified that for all named executive officers, 181% of the target awards for the first performance period were earned for that tranche of awards eligible to vest on December 8, 2018. The remaining portion of the target awards may be earned subject to achievement of specific performance goals for the two and three year performance periods and then subsequently vest subject to the named executive officers’ continued Service as a Service Provider (as defined in the 2012 LTIP) through December 8, 2019 and December 8, 2020, respectively. These awards do not pay dividend equivalents.

(3)

Amounts shown reflect PSUs that were granted under our 2012 LTIP and were subject to the achievement of specific performance goals related to revenue and net income metrics approved by the Leadership Development and Compensation Committee. For all named executive officers, 200% of the target awards were earned, one-third of the earned units vested on December 8, 2018 and the remaining two-thirds are scheduled to vest in annual installments beginning December 8, 2019 (subject to the named executive officers’ con-

tinued Service as a Service Provider (as defined in the 2012 LTIP)). These awards do not pay dividend equivalents.

(4)

Reflects RSUs that were granted under our 2012 LTIP which vest in four equal increments on the first four anniversaries of the grant date subject to the named executive officer’s continued Service as a Service Provider (as defined in the 2012 LTIP). These awards do not pay dividend equivalents.

(5)

Represents the grant date fair value of each MSU, PSU, or RSU, as applicable, computed in accordance with FASB ASC Topic 718. The values included in the table for the MSU and PSUs are at target value, representing the probable outcome of the performance conditions as calculated at the time of grant.

Letter Agreements

The Company is a party to Letter Agreements with each of the named executive officers. The material provisions of such Letter Agreements related to the executive officers’ ongoing compensation arrangements are described below.

William Lansing

For each full fiscal year of the Company during the term of his Letter Agreement, Mr. Lansing will be eligible to receive a cash incentive award with a target value equal to 100% of his annual base salary at the rate in effect at the end of such fiscal year, pursuant to the Company’s Management Incentive Plan and the terms and conditions established by the Leadership Development and Compensation Committee from time to time.

If Mr. Lansing’s employment is terminated by the Company without Cause or if he voluntarily resigns for Good Reason (both as defined below) prior to the expiration of the term of the Letter Agreement, Mr. Lansing will be entitled to the following severance pay and benefits pursuant to the Letter Agreement: (i) a cash payment in an amount equal to two times the sum of (a) his annual base salary in effect on the last day of his employment (but in no event less than $675,000), plus (b) the annual cash incentive payment last paid to him before the termination of his employment, such cash payment to be made in a lump sum on the 70th day following Mr. Lansing’s separation from service, and (ii) continuation of certain benefits pursuant to COBRA for 18 months. Mr. Lansing’s receipt of severance pay and benefits would be conditioned on his execution of a release of claims against the Company, his compliance with the terms of any agreements in effect between him and the Company, his cooperation in the transition of his duties, and his agreement not to disparage the Company.

Mr. Lansing’s Letter Agreement also provides that the Company will reimburse him annually up to $25,000 related to financial planning and/or personal income tax preparation and accounting services.

Other Named Executive Officers

For each full fiscal year of the Company during the term of each executive officer’s Letter Agreement, the executive officer will be eligible to receive a cash incentive award with a target equal to 50% of his annual base salary at the rate in effect at the end of such fiscal year, pursuant to the Company’s Management Incentive Plan and the terms and conditions established by the Leadership Development and Compensation Committee from time to time.

If an executive officer’s employment is terminated by the Company without Cause or if he voluntarily resigns for Good Reason (both as defined below) prior to the expiration of the term of his Letter Agreement, he will be entitled to the following severance pay and benefits pursuant to the Letter Agreement: (1) a cash payment in an amount equal to one times the sum of (a) his annual base salary in effect on the last day of his employment, plus (b) the annual cash incentive payment last paid to him before the termination of his employment, such cash payment to be made in a lump sum on the 70th day following his separation from service (subject to certain exceptions), and (2) continuation of certain benefits pursuant to COBRA for 12 months. The executive officer’s receipt of severance pay and benefits would be conditioned on his release of claims against the Company, his compliance with the terms of any agreements in effect between him and the Company, his cooperation in the transition of his duties, and his agreement not to disparage the Company.

Definitions

In all of the Letter Agreements, “Cause” generally means a good faith determination by the Company of one or more of the following: (i) commission by the executive officer of a felony, (ii) an intentional act of fraud or material dishonesty connected with the executive officer’s employment with the Company or otherwise likely to cause the Company material harm, (iii) the executive officer’s willful failure or refusal to perform in all material respects his duties, or (iv) a material breach by the executive officer of the Company’s policies or codes of conduct or of another written agreement between the Company and the executive officer.

In Mr. Lansing’s Letter Agreement, “Good Reason” generally means that one of the following conditions occurs without his consent and the Company does not cure the condition after receiving notice of it: (i) a material diminution in Mr. Lansing’s status or position as Chief Executive Officer, (ii) a requirement that Mr. Lansing relocate to an office located more than 50 miles away from his current office location, (iii) a material breach by the Company of the terms of the Letter Agreement, or (iv) a failure by the Company to obtain agreement from any successor to assume the Letter Agreement.

In the other named executive officers’ Letter Agreements, “Good Reason” generally means that one of the following conditions occurs without the executive officer’s consent and the Company does not cure the condition after receiving notice of it: (i) a material reduction in the executive officer’s base salary, (ii) a material reduction in the executive officer’s annual cash incentive target expressed as a percentage of base salary, (iii) a requirement that the executive officer relocate to an office located more than 50 miles away from his current office location, (iv) a material breach by the Company of the terms of the Letter Agreement, or (v) a failure by the Company to obtain agreement from any successor to assume the Letter Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR END

Name (a)								Stock Awards
	Option Awards							Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
William Lansing	12/13/2012	96,000	—		—	41.89	12/12/2019	12/08/2015	10,242	(3)	2,340,809	14,954	(7)	3,417,736
	12/08/2014	64,040	21,346	(2)	—	72.06	12/07/2021	12/08/2015	11,387	(4)	2,602,498	—		—
	12/08/2014	72,895	24,298	(2)	—	72.06	12/07/2021	12/08/2016	16,920	(3)	3,867,066	36,248	(8)	8,284,480
	—	—	—		—	—	—	12/08/2016	26,415	(5)	6,037,148	—		—
	—	—	—		—	—	—	12/08/2017	20,147	(3)	4,604,596	10,073	(9)	2,302,298
	—	—	—		—	—	—	12/08/2017	40,294	(6)	9,209,193	—		—
Michael Pung	12/13/2012	7,500	—		—	41.89	12/12/2019	12/08/2015	3,288	(3)	751,472	4,801	(7)	1,097,268
	12/08/2014	23,988	7,996	(2)	—	72.06	12/07/2021	12/08/2015	3,655	(4)	835,350	—		—
	—	—	—		—	—	—	12/08/2016	4,687	(3)	1,071,213	10,041	(8)	2,294,870
	—	—	—		—	—	—	12/08/2016	7,318	(5)	1,672,528	—		—
	—	—	—		—	—	—	12/08/2017	4,720	(3)	1,078,756	2,360	(9)	539,378
	—	—	—		—	—	—	12/08/2017	9,440	(6)	2,157,512	—		—
Wayne Huyard	—	—	—		—	—	—	11/05/2014	10,000	(3)	2,285,500	—		—
	—	—	—		—	—	—	12/08/2015	4,200	(3)	959,910	6,132	(7)	1,401,468
	—	—	—		—	—	—	12/08/2015	4,669	(4)	1,067,099	—		—
	—	—	—		—	—	—	12/08/2016	5,451	(3)	1,245,826	11,677	(8)	2,668,778
	—	—	—		—	—	—	12/08/2016	8,510	(5)	1,944,960	—		—
	—	—	—		—	—	—	12/08/2017	5,488	(3)	1,254,282	2,744	(9)	627,141
	—	—	—		—	—	—	12/08/2017	10,976	(6)	2,508,564	—		—
Stuart Wells	04/25/2012	40,000	—		—	43.05	04/24/2019	12/08/2014	1,119	(3)	255,747	—		—
	12/13/2012	22,500	—		—	41.89	12/12/2019	12/08/2014	1,647	(3)	376,421	—		—
	12/08/2014	4,126	4,126	(2)	—	72.06	12/07/2021	12/08/2015	3,422	(3)	782,098	4,998	(7)	1,142,292
	12/08/2014	6,075	6,074	(2)	—	72.06	12/07/2021	12/08/2015	3,806	(4)	869,861	—		—
	—	—	—		—	—	—	12/08/2016	5,451	(3)	1,245,826	11,677	(8)	2,668,778
	—	—	—		—	—	—	12/08/2016	8,510	(5)	1,944,960	—		—
	—	—	—		—	—	—	12/08/2017	5,488	(3)	1,254,282	2,744	(9)	627,141
	—	—	—		—	—	—	12/08/2017	10,976	(6)	2,508,564	—		—
James Wehmann	04/01/2012	45,001	—		—	43.90	03/31/2019	12/08/2015	4,302	(3)	983,222	6,281	(7)	1,435,522
	12/08/2014	23,988	7,996	(2)	—	72.06	12/07/2021	12/08/2015	4,783	(4)	1,093,154	—		—
	12/08/2014	10,497	13,499	(2)	—	72.06	12/07/2021	12/08/2016	5,451	(3)	1,245,826	11,677	(8)	2,668,778
	—	—	—		—	—	—	12/08/2016	8,510	(5)	1,944,960	—		—
	—	—	—		—	—	—	12/08/2017	5,488	(3)	1,254,282	2,744	(9)	627,141
	—	—	—		—	—	—	12/08/2017	10,976	(6)	2,508,564	—		—

(1)

The market value of stock awards that have not vested was determined by multiplying the closing market price of the Company’s common stock on September 28, 2018 ($228.55) by the number of stock awards.

(2)

All stock options vest in four equal increments on the first four anniversaries of the grant date subject to the named executive officer’s continued employment for stock options granted prior to December 8, 2016 and continued Service as a Service Provider (as defined in the 2012 LTIP) for stock options granted on or after December 8, 2016.

(3)

All RSUs vest in four equal increments on the first four anniversaries of the grant date subject to the named executive officer’s continued employment for RSUs granted prior to December 8, 2016 and continued Service as a Service Provider (as defined in the 2012 LTIP) for RSUs granted on or after December 8, 2016.

(4)	These earned PSUs vest in shares in three equal increments on the 8th of December in 2016, 2017, and 2018, subject to the named executive officer’s continued employment.

(5)

These earned PSUs vest in shares in three equal increments on the 8th of December in 2017, 2018, and 2019, subject to the named executive officer’s continued Service as a Service Provider (as defined in the 2012 LTIP).

(6)

These earned PSUs vest in shares in three equal increments on the 8th of December in 2018, 2019, and 2020, subject to the named executive officer’s continued Service as a Service Provider (as defined in the 2012 LTIP).

(7)

These MSUs are earned upon achievement of performance goals related to the Company’s total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years and then vest on the 8th of December in 2016, 2017, and 2018, subject to the named executive officer’s continued employment.

(8)

These MSUs are earned upon achievement of performance goals related to the Company’s total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years and then vest on the 8th of December in 2017, 2018, and 2019, subject to the named executive officer’s continued Service as a Service Provider (as defined in the 2012 LTIP).

(9)

These MSUs are earned upon achievement of performance goals related to the Company’s total stockholder return relative to the Russell 3000 index over performance periods of one, two and three years and then vest on the 8th of December in 2018, 2019, and 2020, subject to the named executive officer’s continued Service as a Service Provider (as defined in the 2012 LTIP).

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized On Vesting ($)(2) (e)
William Lansing	24,002	4,078,524	86,912	13,661,323
Michael Pung	—	—	27,994	4,400,095
Wayne Huyard	—	—	41,039	6,408,245
Stuart Wells	10,500	1,963,276	32,935	5,176,936
James Wehmann	80,000	13,316,693	32,486	5,106,304

(1)

Equal to the number of shares acquired on exercise multiplied by the difference between the market price of a share of the Company’s common stock on the date of exercise and the exercise price of the options.

(2)	Equal to the number of shares vested multiplied by the closing price of a share of the Company’s common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2018

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
William Lansing	—	—	104,262	—	732,021	(3)
Michael Pung	—	—	—	—	—
Wayne Huyard	—	—	—	—	—
Stuart Wells	—	—	—	—	—
James Wehmann	223,557	—	68,990	—	543,868	(4)

(1)	The amount reported in this column has been reported as compensation in the 2018 Summary Compensation Table.

(2)

The amount reported in this column was not reported in the Summary Compensation Table as part of the individual’s compensation for the most recent fiscal year because none of the earnings are considered to be “above market” or “preferential.”

(3)

Of the amounts shown in this column, the following amounts were previously reported as compensation in column (c) of the Summary Compensation Table: $0.00 for fiscal 2015, $0.00 for fiscal 2016 and $0.00 for fiscal 2017.

(4)	Of the amounts shown in this column, the following amount was previously reported as compensation in column (c) of the Summary Compensation Table: $29,423 for fiscal 2016 and $185,192 for fiscal 2017.

This plan is intended for a select group of employees of the Company who are in the highest salary band. Employees can defer up to 25% of base salary and up to 75% of incentive award compensation into the plan. These elections are irrevocable and stay in place for the entire calendar year. The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Employees make their own investment election decisions from a select group of investment choices designated by the Company.

Participating employees also make an irrevocable election for distributions from the plan at retirement. If they terminate employment prior to retirement, then participating employees will receive their distribution on the first day of the seventh calendar month following separation from service due to any reason.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes the compensation that would become payable under existing plans and arrangements if a named executive officer’s employment terminates under certain circumstances or if a change in control of the Company occurs.

Executive Officer Management Agreements

Each of our executive officers is a party to a Management Agreement, as amended (the “Management Agreement”), with the Company. The Management Agreements are for a fixed term with automatic one-year extensions. Except in the case of Mr. Lansing, if during the term of the Management Agreements a change of control Event occurs, and if the executive officer’s employment is terminated within 60 days before or two years following the Event due to an involuntary termination by the Company without Cause or for Good Reason by the executive (as defined below), the executive will be entitled to the following pay and benefits: (i) a cash payment in an amount equal to one times the sum of (a) his annual base salary in effect on the last day of his employment, plus (b) the annual cash incentive payment last paid to him before the termination of his employment, such cash payment to be made in a lump sum on the 70th day following his separation from service (subject to certain exceptions), and (ii) continuation of certain benefits pursuant to COBRA for 12 months. In addition, all of such officer’s unvested stock options, restricted stock units, performance share units and market share units will vest in full, subject to certain limitations specified in the Management Agreement. The officer’s receipt of these severance amounts is conditioned on the officer’s delivery of a release of claims and agreement not to solicit Company employees for one year following termination of employment.

Mr. Lansing’s Management Agreement provides for the same general non-economic provisions described above. In the case of a qualifying termination of employment in connection with or following a change of control Event, Mr. Lansing’s severance will be in the amount of three times the sum of base salary and the incentive payment for the prior fiscal year, calculated in the same manner described above, and he is entitled to 18 months of continued benefits pursuant to COBRA.

In all of the Management Agreements, an “Event” generally means (i) the acquisition by a person of 30% or more the shares of our Company’s common stock, (ii) continuing directors no longer represent a majority of the members of the Board, (iii) the consummation of a reorganization, merger or consolidation of the Company or a statutory share exchange unless immediately following such transaction, all or substantially all of the persons who were the beneficial owners of the Company’s stock before the transaction own more than 70% of the common stock of the resulting corporation, or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution or the sale of all or substantially all of the Company’s assets unless the sale is made to a corporation more than 70% of whose shares are held by persons who were the beneficial owners of the Company’s stock before the transaction.

In all of the Management Agreements, “Cause” generally means (i) willful and gross neglect by the executive officer of his duties, or (ii) a felony committed by the executive officer that is substantially detrimental to the Company.

In all of the Management Agreements, “Good Reason” generally means that one of the following conditions occurs without the executive officer’s consent and the Company does not cure the condition after receiving notice of it: (i) a material reduction in the executive officer’s authority, duty or responsibilities, (ii) a material reduction in the executive officer’s annual base salary or target incentive, (iii) a material reduction in the aggregate benefits the executive officer enjoys under the Company’s wellness and compensatory programs, (iv) a requirement that the executive officer relocate to an office located more than 50 miles away from his current office location, or (v) a failure by the Company to obtain agreement from any successor to assume the Letter Agreement.

If an executive officer receives any payment or benefit under his management agreement following termination of employment, he will not be entitled to receive severance benefits under his Letter Agreement.

Severance Arrangements

See the description of the named executive officers’ Letter Agreements above for information about severance pay and benefits.

Equity Awards

Under the stock option and RSU agreements entered into pursuant to the Company’s 1992 Long-term Incentive Plan (the “1992 LTIP”), those equity awards will vest in full upon an award recipient’s death or disability. The 2012 LTIP also provides for full vesting of equity awards granted under that plan, including stock options and RSUs, in the event of a recipient’s death or disability. In addition, the award agreements for the PSUs granted to executive officers under the 2012 LTIP provide that 50% of the number of units subject to those awards will vest upon the death or disability of the award recipient or upon a change in control in which the Company does not survive as an operating company or only survives as a subsidiary of another entity; if the death or disability or change in control occurs during the performance period, the target number of units will be deemed earned and will vest in full, and if the death or disability or change in control occurs after the units have been earned but before they are fully vested, the number of earned units will vest in full.

The award agreements for the MSUs granted to executive officers under the 2012 LTIP provide that upon a change in control in which the Company does not survive as an operating company or only survives as a subsidiary of another entity (i) each performance period is truncated to end on the day of such change in control; (ii) the units earned at the end of each adjusted performance period are calculated with a modified calculation of the relative return factor; (iii) a portion of these adjusted period earned units vest immediately (determined by multiplying the adjusted period earned units by a fraction, the numerator of which is the number of days in the adjusted performance period and the denominator of which is the days in the performance period before adjustment); and (iv) the unvested units after the previous calculation will vest monthly. Furthermore, if the award recipient is terminated for reasons other than Cause all unvested units described in the preceding sentence will vest in full. Except upon an award recipient’s death or disability after the final performance period in the applicable award agreement for an MSU (where only earned units will vest in full), all units will vest in full upon an award recipient’s death or disability.

Insurance Benefits

All FICO employees are covered under our Short and Long Term Disability Policies. For the first six months of a disability, the employee receives 60% of base salary under the Short Term Disability Policy. After six months of disability, the employee becomes eligible to receive 50% of base salary (up to a maximum of $5,000 per month) under the Long Term Disability Policy. These payments continue for the first five years as long as the employee cannot perform the essential functions of his or her own occupation. If after five years the employee is still unable to perform the essential functions of his or her own occupation, he or she can receive benefits until he or she reaches the age of 65. Supplemental disability insurance can also be purchased by employees to increase the percentage of base salary to which they are entitled under the policies.

All employees are also covered by a Company-provided life insurance policy, which provides for the lump sum payment of one times the employee’s base salary in the event of death, or two times base salary in the event of accidental death. Additional amounts may be payable under a Company-provided business travel accident insurance policy.

Estimated Payments That Would Have Been Made to the Named Executive Officers

The tables below quantify the estimated payments and benefits that would have been provided to our named executive officers in connection with the termination of their employment under the circumstances indicated. In all cases, the information assumes that the triggering event occurred on the last day of fiscal 2018, and the price per share of our common stock is the closing market price on September 28, 2018 (which was $228.55). Benefits payable under our Short and Long Term Disability Policies and Company-provided life insurance policy are not reflected in the following tables.

William Lansing

Payment or Benefit	Voluntary Termination by NEO ($)	Termination by Us for Cause ($)	Termination by Us Without Cause or by NEO with Good Reason ($)	Termination by Us Without Cause or by the NEO with Good Reason in Connection with a Change in Control ($)	Retirement ($)	Disability ($)	Death ($)
Value of Cash Severance(1)	—	—	3,900,000	5,850,000	—	—	—
Value of Benefits(2)	—	—	30,980	30,980	—	—	—
Market Value of Accelerated Stock Option Awards(3)	—	—	—	10,431,935	—	10,431,935	10,431,935
Market Value of Accelerated Restricted Stock Unit Awards(4)	—	—	—	10,812,471	—	10,812,471	10,812,471
Market Value of Accelerated Performance Share Unit Awards(5)	—	—	—	17,848,841	—	17,848,841	17,848,841
Market Value of Accelerated Market Share Unit Awards(6)	—	—	—	9,602,755	—	9,602,755	9,602,755
Total	—	—	3,930,980	54,576,982	—	48,696,002	48,696,002

(1)

Pursuant to Mr. Lansing’s Letter Agreement, he is entitled to a lump sum payment equal to two times the sum of his current base salary plus the annual incentive award last paid to him if his employment is terminated by the Company without cause or by him for good reason. Mr. Lansing’s Management Agreement provides for the same payments in the event his employment is terminated by the Company without cause or by Mr. Lansing for good reason within 60 days before or two years following a change in control, except that the lump sum payment is calculated as three times the sum of his base salary plus annual incentive award.

(2)

Pursuant to Mr. Lansing’s Letter Agreement, the Company is obligated to provide benefits to Mr. Lansing at existing levels for 18 months post-termination if his employment is terminated by the Company without cause or by Mr. Lansing for good reason. Mr. Lansing’s Management Agreement provides for the same benefits in the event his employment is terminated by the Company without cause or by Mr. Lansing for good reason within 60 days before or two years following a change in control. The amounts shown represent the total cost of COBRA premiums for continuing such benefits over the applicable time period.

(3)

The amounts shown represent the in-the-money value of unexercisable stock options that would immediately become exercisable upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Lansing’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(4)

The amounts shown represent the restricted stock units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Lansing’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(5)

The amounts shown represent the earned performance share units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Lansing’s Management Agreement and the terms of the equity award provide for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

(6)

The amounts shown represent the unearned market share units that would immediately be earned and vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55 and a relative total stockholder return performance of 0% in the adjusted performance period. The terms of the equity award provide for such acceleration upon a termination of employment for reasons other than Cause in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

Michael Pung

Payment or Benefit	Voluntary Termination by NEO ($)	Termination by Us For Cause ($)	Termination by Us Without Cause or by NEO with Good Reason ($)	Termination by Us Without Cause or by the NEO with Good Reason in Connection with a Change in Control ($)	Retirement ($)	Disability ($)	Death ($)
Value of Cash Severance(1)	—	—	660,000	660,000	—	—	—
Value of Benefits(2)	—	—	13,312	13,312	—	—	—
Market Value of Accelerated Stock Option Awards(3)	—	—	—	1,827,485	—	1,827,485	1,827,485
Market Value of Accelerated Restricted Stock Unit Awards(4)	—	—	—	2,901,441	—	2,901,441	2,901,441
Market Value of Accelerated Performance Share Unit Awards(5)	—	—	—	4,665,391	—	4,665,391	4,665,391
Market Value of Accelerated Market Share Unit Awards(6)	—	—	—	2,532,028	—	2,532,028	2,532,028
Total	—	—	673,312	12,599,657	—	11,926,345	11,926,345

(1)

Pursuant to Mr. Pung’s Letter Agreement, he is entitled to a lump sum payment equal to one times the sum of his current base salary plus the annual incentive award last paid to him if his employment is terminated by the Company without cause or by Mr. Pung for good reason. Mr. Pung’s Management Agreement provides for the same payments in the event his employment is terminated by the Company without cause or by Mr. Pung for good reason within 60 days before or two years following a change in control.

(2)

Pursuant to Mr. Pung’s Letter Agreement, the Company is obligated to provide benefits to Mr. Pung at existing levels for 12 months post-termination if his employment is terminated by the Company without cause or by Mr. Pung for good reason. Mr. Pung’s Management Agreement provides for the same benefits in the event his employment is terminated by the Company without cause or by Mr. Pung for good reason within 60 days before or two years following a change in control. The amounts shown represent the total cost of COBRA premiums for continuing such benefits over the applicable time period.

(3)

The amounts shown represent the in-the-money value of unexercisable stock options that would immediately become exercisable upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Pung’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(4)

The amounts shown represent the restricted stock units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Pung’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(5)

The amounts shown represent the earned performance share units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Pung’s Management Agreement and the terms of the equity award provide for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

(6)

The amounts shown represent the unearned market share units that would immediately be earned and vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55 and a relative total stockholder return performance of 0% in the adjusted performance period. The terms of the equity award provide for such acceleration upon a termination of employment for reasons other than Cause in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

Wayne Huyard

Payment or Benefit	Voluntary Termination by NEO ($)	Termination by Us For Cause ($)	Termination by Us Without Cause or by NEO with Good Reason ($)	Termination by Us Without Cause or by the NEO with Good Reason in Connection with a Change in Control ($)	Retirement ($)	Disability ($)	Death ($)
Value of Cash Severance(1)	—	—	875,000	875,000	—	—	—
Value of Benefits(2)	—	—	23,256	23,256	—	—	—
Market Value of Accelerated Stock Option Awards(3)	—	—	—	—	—	—	—
Market Value of Accelerated Restricted Stock Unit Awards(4)	—	—	—	5,745,518	—	5,745,518	5,745,518
Market Value of Accelerated Performance Share Unit Awards(5)	—	—	—	5,520,626	—	5,520,626	5,520,626
Market Value of Accelerated Market Share Unit Awards(6)	—	—	—	3,001,622	—	3,001,622	3,001,622
Total	—	—	898,256	15,166,022	—	14,267,766	14,267,766

(1)

Pursuant to Mr. Huyard’s Letter Agreement, he is entitled to a lump sum payment equal to one times the sum of his current base salary plus the annual incentive award last paid to him if his employment is terminated by the Company without cause or by Mr. Huyard for good reason. Mr. Huyard’s Management Agreement provides for the same payments in the event his employment is terminated by the Company without cause or by Mr. Huyard for good reason within 60 days before or two years following a change in control.

(2)

Pursuant to Mr. Huyard’s Letter Agreement, the Company is obligated to provide benefits to Mr. Huyard at existing levels for 12 months post-termination if his employment is terminated by the Company without cause or by Mr. Huyard for good reason. Mr. Huyard’s Management Agreement provides for the same benefits in the event his employment is terminated by the Company without cause or by Mr. Huyard for good reason within 60 days before or two years following a change in control. The amounts shown represent the total cost of COBRA premiums for continuing such benefits over the applicable time period.

(3)	Mr. Huyard currently does not have any stock options that would accelerate.

(4)

The amounts shown represent the restricted stock units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Huyard’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(5)

The amounts shown represent the earned performance share units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Huyard’s Management Agreement and the terms of the equity award provide for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

(6)

The amounts shown represent the unearned market share units that would immediately be earned and vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55 and a relative total stockholder return performance of 0% in the adjusted performance period. The terms of the equity award provide for such acceleration upon a termination of employment for reasons other than Cause in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

Stuart Wells

Payment or Benefit	Voluntary Termination by NEO ($)	Termination by Us For Cause ($)	Termination by Us Without Cause or by NEO with Good Reason ($)	Termination by Us Without Cause or by the NEO with Good Reason in Connection with a Change in Control ($)	Retirement ($)	Disability ($)	Death ($)
Value of Cash Severance(1)	—	—	875,000	875,000	—	—	—
Value of Benefits(2)	—	—	7,737	7,737	—	—	—
Market Value of Accelerated Stock Option Awards(3)	—	—	—	2,331,209	—	2,331,209	2,331,209
Market Value of Accelerated Restricted Stock Unit Awards(4)	—	—	—	3,914,374	—	3,914,374	3,914,374
Market Value of Accelerated Performance Share Unit Awards(5)	—	—	—	5,323,387	—	5,323,387	5,323,387
Market Value of Accelerated Market Share Unit Awards(6)	—	—	—	2,883,233	—	2,883,233	2,883,233
Total	—	—	882,737	15,334,940	—	14,452,203	14,452,203

(1)

Pursuant to Dr. Wells’ Letter Agreement, he is entitled to a lump sum payment equal to one times the sum of his current base salary plus the annual incentive award last paid to him if his employment is terminated by the Company without cause or by Dr. Wells for good reason. Dr. Wells’ Management Agreement provides for the same payments in the event his employment is terminated by the Company without cause or by Dr. Wells for good reason within 60 days before or two years following a change in control.

(2)

Pursuant to Dr. Wells’ Letter Agreement, the Company is obligated to provide benefits to Dr. Wells at existing levels for 12 months post-termination if his employment is terminated by the Company without cause or by Dr. Wells for good reason. Dr. Wells’ Management Agreement provides for the same benefits in the event his employment is terminated by the Company without cause or by Dr. Wells for good reason within 60 days before or two years following a change in control. The amounts shown represent the total cost of COBRA premiums for continuing such benefits over the applicable time period.

(3)

The amounts shown represent the in-the-money value of unexercisable stock options that would immediately become exercisable upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Dr. Wells’ Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(4)

The amounts shown represent the restricted stock units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Dr. Wells’ Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(5)

The amounts shown represent the earned performance share units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Dr. Wells’ Management Agreement and the terms of the equity award provide for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

(6)

The amounts shown represent the unearned market share units that would immediately be earned and vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55 and a relative total stockholder return performance of 0% in the adjusted performance period. The terms of the equity award provide for such acceleration upon a termination of employment for reasons other than Cause in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

James Wehmann

Payment or Benefit	Voluntary Termination by NEO ($)	Termination by Us For Cause ($)	Termination by Us Without Cause or by the NEO with Good Reason ($)	Termination by Us Without Cause or by the NEO with Good Reason in Connection with a Change in Control ($)	Retirement ($)	Disability ($)	Death ($)
Value of Cash Severance(1)	—	—	875,000	875,000	—	—	—
Value of Benefits(2)	—	—	23,168	23,168	—	—	—
Market Value of Accelerated Stock Option Awards(3)	—	—	—	4,912,681	—	4,912,681	4,912,681
Market Value of Accelerated Restricted Stock Unit Awards(4)	—	—	—	3,483,330	—	3,483,330	3,483,330
Market Value of Accelerated Performance Share Unit Awards(5)	—	—	—	5,546,681	—	5,546,681	5,546,681
Market Value of Accelerated Market Share Unit Awards(6)	—	—	—	3,017,163	—	3,017,163	3,017,163
Total	—	—	898,168	17,858,023	—	16,959,855	16,959,855

(1)

Pursuant to Mr. Wehmann’s Letter Agreement, he is entitled to a lump sum payment equal to one times the sum of his current base salary plus the annual incentive award last paid to him if his employment is terminated by the Company without cause or by Mr. Wehmann for good reason. Mr. Wehmann’s Management Agreement provides for the same payments in the event his employment is terminated by the Company without cause or by Mr. Wehmann for good reason within 60 days before or two years following a change in control.

(2)

Pursuant to Mr. Wehmann’s Letter Agreement, the Company is obligated to provide benefits to Mr. Wehmann at existing levels for 12 months post-termination if his employment is terminated by the Company without cause or by Mr. Wehmann for good reason. Mr. Wehmann’s Management Agreement provides for the same benefits in the event his employment is terminated by the Company without cause or by Mr. Wehmann for good reason within 60 days before or two years following a change in control. The amounts shown represent the total cost of COBRA premiums for continuing such benefits over the applicable time period.

(3)

The amounts shown represent the in-the-money value of unexercisable stock options that would immediately become exercisable upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Wehmann’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(4)

The amounts shown represent the restricted stock units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55. Mr. Wehmann’s Management Agreement provides for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity awards provide for such acceleration upon death or disability.

(5)

The amounts shown represent the earned performance share units that would immediately vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55.

Mr. Wehmann’s Management Agreement and the terms of the equity award provide for such acceleration upon a termination of employment in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

(6)

The amounts shown represent the unearned market share units that would immediately be earned and vest upon the applicable triggering event, based on the Company’s closing stock price on September 28, 2018, of $228.55 and a relative total stockholder return performance of 0% in the adjusted performance period. The terms of the equity award provide for such acceleration upon a termination of employment for reasons other than Cause in connection with a change in control, and the terms of the equity award provides for such acceleration upon death or disability.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights		Weighted Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,449,790	(1)	63.13	(2)	6,910,006	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	2,449,790	(1)	63.13	(2)	6,910,006	(3)

(1)

This amount represents the shares of Company common stock that may be issued upon the exercise of stock options or the vesting of restricted stock units, performance share units and market share units granted under the 1992 LTIP and the 2012 LTIP that were outstanding as of September 30, 2018.

(2)

The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock unit and performance share unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)

This amount includes (a) 4,202,040 shares available for future issuance under the 2012 LTIP as of September 30, 2018 and (b) 2,707,966 shares available for issuance under the Company’s 1999 Employee Stock Purchase Plan (“Prior ESPP”) as of September 30, 2018 which shares shall be cancelled upon shareholder approval of the 2019 ESPP. The Board of Directors suspended the Prior ESPP effective January 1, 2009. There are no shares available for future issuance under the 1992 LTIP, which expired in February 2012.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, William Lansing (our “CEO”):

For fiscal 2018:

•	the median of the annual total compensation of our employees was $101,535;

•	the annual total compensation of our CEO was $12,247,481; and

•

the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 121 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

•

In determining our employee population, we considered the 3,643 individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on August 31, 2018, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•

To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as annual base salary rate plus target annual bonus and actual sales incentive commissions paid and the grant-date fair value of long-term incentives granted for the 12-month period ending August 31, 2018. For simplicity, we calculated annual base salary using a reasonable estimate of hours worked during the period covered for part-time employees and actual salary paid for our full-time employees.

•	For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on August 31, 2018.

•

For permanent employees hired during fiscal 2018, we annualized their salary or base pay as if they had been employed for the entire 12-month measurement period. We did not make any cost-of-living adjustment.

Using this methodology, we identified the individual at the median of our employee population, who was a Solution Consulting Lead Consultant based in Birmingham, England. We then calculated the annual total compensation for this individual using the same methodology we used to calculate the amount reported for our CEO in the “Total” column of the Fiscal 2018 Summary Compensation Table as set forth in this proxy statement.

As disclosed in the Fiscal 2018 Summary Compensation Table, the annual total compensation for our CEO was $12,247,481.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

HELPFUL INFORMATION AND ONLINE RESOURCES

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on February 28, 2019, because you were a stockholder of Fair Isaac Corporation (“FICO,” “the Company,” “we,” “our,” “us”) at the close of business on January 2, 2019, the record date, and are entitled to vote at the meeting.

This proxy statement, the proxy card and the Annual Report on Form 10-K (the “Proxy Material”) are being mailed to stockholders beginning on or about January 28, 2019. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. We sent the Proxy Material directly to you. You have the right to vote these shares directly.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. In this case, the Proxy Material has been forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the internet.

What am I voting on and how does the Board recommend that I vote?

1.	Election of eight directors: Braden R. Kelly, A. George Battle, James D. Kirsner, William J. Lansing, Eva Manolis, Marc F. McMorris, Joanna Rees and David A. Rey;

2.	Approval of the adoption of the 2019 Employee Stock Purchase Plan;

3.	Approval of the amendment to the 2012 Long-Term Incentive Plan;

4.	Approval of the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in this proxy statement;

5.	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

6.	Any other such business as may properly come before the meeting or any adjournment thereof.

The Board recommends a vote FOR each of the nominees to the Board of Directors, FOR the approval of the adoption of the 2019 Employee Stock Purchase Plan, FOR the approval of the amendment to the 2012 Long-Term Incentive Plan, FOR the approval of the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in this proxy statement, and FOR the ratification of Deloitte’s appointment as independent registered public accounting firm for the fiscal year ending September 30, 2019.

What is the voting requirement to elect the directors (Proposal 1)?

To be elected, the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. The Company requires that all nominees submit an irrevocable letter of resignation as a condition to being named as a nominee, which resignation will be effective if (i) the nominee fails to receive a sufficient number of votes to be elected and (ii) the Board accepts such resignation. Cumulative voting for the election of directors is not permitted. Abstentions will not be counted “FOR” or “AGAINST” a nominee. Your broker or other nominee does not have discretionary authority to vote your shares on the election of direc-

tors, so any shares you hold in street name will not be cast if your broker, bank, trust or other nominee does not receive voting instructions from you. Therefore, broker non-votes will not be counted “FOR” or “AGAINST” a nominee. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

What is the voting requirement to approve the adoption of the 2019 Employee Stock Purchase Plan (Proposal 2)?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is necessary to approve the adoption of the 2019 Employee Stock Purchase Plan. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Your broker or other nominee does not have discretionary authority to vote your shares on the proposal, so any shares you hold in street name will not be cast if your broker, bank, trust or other nominee does not receive voting instructions from you. Therefore, broker non-votes will not be counted “FOR,” “AGAINST” or “ABSTAIN.” All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

What is the voting requirement to approve the amendment to the 2012 Long-Term Incentive Plan (Proposal 3)?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is necessary to approve the amendment to the 2012 Long-Term Incentive Plan. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Your broker or other nominee does not have discretionary authority to vote your shares on the proposal, so any shares you hold in street name will not be cast if your broker, bank, trust or other nominee does not receive voting instructions from you. Therefore, broker non-votes will not be counted “FOR,” “AGAINST” or “ABSTAIN.” All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

What is the voting requirement for advisory approval of the named executive officer compensation as disclosed in this proxy statement (Proposal 4)?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is necessary for advisory approval of the named executive officer compensation as disclosed in this proxy statement. Because your vote on executive compensation is advisory, it will not be binding upon the Company or the Board of Directors. However, the Leadership Development and Compensation Committee will take into account the outcome of the vote when considering future executive officer compensation programs. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Your broker or other nominee does not have discretionary authority to vote your shares on compensation-related proposals, so any shares you hold in street name will not be cast if your broker, bank, trust or other nominee does not receive voting instructions from you. Therefore, broker non-votes will not be counted “FOR” or “AGAINST” approval. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

What is the voting requirement to ratify the appointment of Deloitte (Proposal 5)?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending September 30, 2019. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will also be counted toward a quorum and will have the same effect as negative votes. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

What if other business is properly brought before the Annual Meeting for stockholder action?

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have discretion with respect to how to vote the shares represented by them.

How many votes do I have?

You are entitled to one vote for each share of common stock that you hold for each nominee for director and for each other matter presented for a vote at the Annual Meeting. There is no cumulative voting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Sending written notice of revocation to the Corporate Secretary of FICO;

•	Submitting a new proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What shares are included on the proxy card?

The shares on your proxy card represent shares you own.

Is my vote confidential?

Any proxy, ballot or other voting material that identifies the particular vote of a stockholder and contains the stockholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular stockholder has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting stockholder. The inspector of election will be an independent third party not under our control.

What constitutes a quorum?

As of the record date, 29,056,246 shares of FICO common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

Who can attend the Annual Meeting?

All stockholders as of the record date may attend the Annual Meeting but must have an admission ticket. If you are a stockholder of record, the ticket attached to the proxy card will admit you. If you are a beneficial owner, you may request a ticket by writing to the Corporate Secretary, 181 Metro Drive, Suite 700, San Jose, California 95110, or by faxing your request to 408-535-1529. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays. Stockholders who arrive at the Annual Meeting without an admission ticket will be required to present identification matching the corresponding stockholder account name at the registration table located outside the meeting room. If you are a stockholder whose shares are held by a bank, broker or other nominee, you will be asked to certify to such ownership at the registration table prior to the Annual Meeting.

What are FICO’s costs associated with this proxy solicitation?

We have hired Innisfree M&A Incorporated to assist in the solicitation of votes for $12,000 plus reasonable out-of-pocket expenses. FICO employees, officers and directors may also solicit proxies. We will bear the expense of preparing, printing and mailing the Proxy Material, and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock.

How can I obtain the Company’s corporate governance information?

The following FICO corporate governance documents are available on the “Investors” page of our website at www.fico.com and are also available in print and free of charge to any stockholder who requests them:

•	Corporate Governance Guidelines;

•	Board Committee Charters — Audit Committee; Governance, Nominating and Executive Committee; and Leadership Development and Compensation Committee;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Senior Financial Management; and

•	Director Independence Criteria.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, FEBRUARY 28, 2019: The Proxy Material is located on the “Investors” page of our website at www.fico.com, and at the following cookies-free website that can be accessed anonymously: http://investors.fico.com/phoenix.zhtml?c=67528&p=proxy.

OTHER INFORMATION

Stockholder Communications with Directors

Stockholders and other interested parties may communicate with non-employee directors by sending written communications to the Board of Directors or specified individual directors by addressing their communications to the Corporate Secretary, Fair Isaac Corporation, 181 Metro Drive, Suite 700, San Jose, California 95110. The communications will be collected by the Corporate Secretary and delivered, in the form received, to the presiding director, or, if so addressed, to a specified director.

Stockholder Proposals and Nominations of Directors

Under the SEC rules, if a stockholder wants us to include a proposal in our proxy statement and proxy card for our 2020 Annual Meeting, the proposal must be received by our Corporate Secretary, 181 Metro Drive, Suite 700, San Jose, California 95110, no later than 5:00 P.M. local time on September 30, 2019, to be considered for inclusion in the proxy statement and proxy card for that meeting. Stockholder communications to the Board, including any such communications relating to director nominees, may also be addressed to our Corporate Secretary at that address.

In order for business, other than a stockholder proposal included in our proxy statement and proxy card, to be properly brought by a stockholder before the 2020 Annual Meeting, the stockholder must give timely written notice thereof to the Corporate Secretary and must otherwise comply with our Bylaws. Our Bylaws provide that, to be timely, a stockholder’s notice must be received by our Corporate Secretary at our principal executive offices no fewer than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting. In the case of an Annual Meeting which is held more than 25 days before or after such anniversary date, in order for notice by the stockholder to be considered timely, it must be received no later than the close of business on the 10th day following the date of the first public announcement of the date of the Annual Meeting.

Householding

We may deliver just one proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a-3(e)(1) under the Exchange Act. It helps to reduce costs, clutter and paper waste for us and our stockholders.

However, we will promptly deliver a separate copy if requested by any stockholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed in writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by phone at 1-800-542-1061.

In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting the Corporate Secretary at 181 Metro Drive, Suite 700, San Jose, California 95110 (if your shares are registered in your own name) or your bank, broker or other nominee (if your shares are registered in their name).

Internet Access to Proxy Material

The Proxy Material is located on the “Investors” page of our website at www.fico.com, and at the following cookies-free website that can be accessed anonymously: http://investors.fico.com/phoenix.zhtml?c=67528&p=proxy.

Requesting a Copy of the Company’s Annual Report on Form 10-K

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, including the consolidated financial statements, schedules and list of exhibits and any particular exhibit specifically requested. Requests should be sent to: Fair Isaac Corporation, 181 Metro Drive, Suite 700, San Jose, California 95110, Attn: Investor Relations. The Annual Report on Form 10-K is also available on the “Investors” page of our website at www.fico.com.

By Order of the Board of Directors

MARK R. SCADINA

Executive Vice President, General Counsel and Secretary

Dated: January 28, 2019

Exhibit A

FAIR ISAAC CORPORATION

2019 EMPLOYEE STOCK PURCHASE PLAN

1. Definitions.

(a) “Administrator” means the Committee or, subject to Applicable Law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

(b) “Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds, directly or indirectly, an equity, profit or voting interest of more than fifty percent (50%). The Committee will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c) “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means any one of the following:

(i) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities or thirty percent (30%) or more of outstanding Shares, except that the following will not constitute a Change in Control:

A. any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

B. any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities or Common Stock as of the effective date of this Plan; or

C. any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than thirty percent (30%) of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(ii) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(iii) The consummation of a reorganization, merger or consolidation of the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company unless, immediately following such transaction, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Voting Securities and outstanding Shares immediately prior to such transaction beneficially own, directly or indirectly, more than seventy percent (70%) of, respectively, the combined voting power of the then outstanding Voting Securities and common stock of the surviving or acquiring entity (or its Parent) resulting from such transaction in substantially the same proportions as their ownership, immediately before such transaction, of the outstanding Company Voting Securities and outstanding Shares.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means the Leadership Development and Compensation Committee of the Board or any subcommittee referred to in Section 4(e).

(h) “Common Stock” means the common stock, $0.01 par value, of the Company, as the same may be converted, changed, reclassified or exchanged.

(i) “Company” means Fair Isaac Corporation, a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(j) “Continuing Director” means an individual who is (A) as of the effective date of the Plan, a director of the Company, (B) elected as a director of the Company subsequent to the effective date of the Plan for whose election proxies have been solicited by the Board, or (C) elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not removal) or to fill newly created directorships, but excluding, for purposes of clauses (B) and (C), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(k) “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Administrator may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(l) “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(m) “Effective Date” means the date the Plan is approved by the Board, subject to stockholder approval as provided in Section 18 hereof.

(n) “Eligible Employee” means any person providing services to the Company or a Designated Company in an employee-employer relationship who has completed at least thirty (30) days of service, or who meets such other initial service requirement specified by the Administrator pursuant to Section 5(c)(A). For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization. The Administrator will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(o) “Eligible Pay” means the following amounts paid by the Company or any Parent, Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services), including (i) base salary or wages (including 13th/14th month payments or similar concepts under local law), cash bonuses, commissions, overtime pay, shift differential pay, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, retainers, and any special remuneration or variable pay, and (ii) any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (A) under any employee benefit plan of the Company or a Parent, Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (B) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred); but excluding (iii) relocation pay, severance payments, cash allowances for a stated purpose (such as a medical or car allowance), income derived from stock options, stock appreciation rights, restricted stock units or other equity-based awards, the cost of employee benefits paid for by the Company, imputed income arising under any Company group insurance or benefit program, contributions made by the Company under any employee benefit plan, and similar items of compensation. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(p) “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.

(q) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(r) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(s) “Fair Market Value” means, as of any given date, (i) the closing sales price for the Common Stock on the applicable date as quoted on the New York Stock Exchange or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Common Stock of the type described in (i) or (ii) of this Section 1(s), the fair market value established by the Board acting in good faith.

(t) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

(u) “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(v) “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(w) “Parent” means a parent corporation of the Company, whether now or hereafter existing, as “parent corporation” is defined in Section 424(e) of the Code.

(x) “Participant” means an Eligible Employee who elects to participate in the Plan.

(y) “Plan” means the Fair Isaac Corporation 2019 Employee Stock Purchase Plan, as may be amended from time to time.

(z) “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Administrator may determine).

(aa) “Purchase Period” means a period of time within an Offering Period, as may be specified by the Administrator in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(bb) “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Administrator; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date.

(cc) “Shares” means the shares of Common Stock.

(dd) “Subsidiary” means a subsidiary corporation of the Company, whether now or hereafter existing, as “subsidiary corporation” is defined in Section 424(f) of the Code.

(ee) “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(ff) “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

(gg) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

2. Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Administrator may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Administrator for such purpose (each, a “Non-423 Offering”).

3. Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, one million (1,000,000) Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

4. Administration of the Plan.

(a) Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b) Powers of the Administrator. The Administrator will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering (within the limits of the Plan), (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c) Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions and the methods for making Contributions by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of Share issuances.

(d) Binding Authority. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Administrator” hereunder, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5. Eligible Employees.

(a) General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b) Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Administrator, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (A) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (B) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (C) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (D) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (E) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Administrator determines otherwise in its discretion, each Offering Period will consist of one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Administrator, Offering Periods will run from September 1st (or the first Trading Day thereafter) through the last day of February (or the first Trading Day prior to such date) and from March 1st (or the first Trading Day thereafter) through August 31st (or the first Trading Day prior to such date). The Administrator has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Administrator establishes additional or overlapping Offering Periods with a Purchase Price based (in part) on the Fair Market Value of a Share on the first Trading Day of an Offering Period, the Administrator will have discretion to structure an Offering Period so that if the Fair Market Value of a Share on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7. Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may not increase his or her rate of Contributions and may decrease the rate of Contributions only one (1) time. Notwithstanding the foregoing, a Participant may reduce the rate of his or her Contributions to zero percent (0%) at any time during a Purchase Period. Any change to a Participant’s rate of Contributions during a Purchase Period will become effective as soon as possible after the Participant’s submission of an amended enrollment form (either through the Company’s online Plan enrollment process or by submitting the appropriate form to the Administrator). If a Participant reduces his or her rate of Contributions to zero percent (0%) during an Offering Period, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase Date, but if the Participant does not increase such rate of Contributions above zero percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same rate of Contributions as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws or is deemed to withdraw from this Plan as described above in this Section 7. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan. The Administrator has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

8. Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9. Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Administrator may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 5,000 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Administrator (in each case subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the next following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and will not be carried forward to any subsequent Offering Period.

10. Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, or at any other taxable event, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, or (d) requiring the Participant to make a cash payment to the Company or another Designated Company equal to the amount of the Tax-Related Items.

11. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

12. Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14. Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 14 will be refunded, without interest, as soon as practicable.

15. Termination of Employment.

(a) General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator.

(b) Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months, for purposes of the Plan, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave or, in the discretion of the Administrator, at such later time as may be permitted under Section 423 of the Code (which discretion shall be exercised on a uniform and nondiscriminatory basis for Section 423 Offerings).

(c) Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire by or between the Company or a Designated Company will be treated as having terminated employment for purposes of participating in the Plan or an Offering. In such case, all Contributions by such Participant will cease and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable following the date of the Participant’s transfer. Provided a Participant is still an Eligible Employee following a transfer, he or she may elect to participate in the Plan for any subsequent Offering Period by re-enrolling in the Plan as described above in Section 7. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.

16. Adjustment Provisions.

(a) Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b) Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 14 hereof.

17. Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18. Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Law. The Plan will become effective on the Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Administrator determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

20. Code Section 409A; Tax Qualification.

(a) Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21. No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, a Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

22. Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to the conflict of laws principles thereof. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or U.S. federal court located in Hennepin County, Minnesota over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing in the Plan will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant.

23. Waiver of Jury Trial. Each Participant waives any right such Participant may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25. Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

Exhibit B

FAIR ISAAC CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(as amended through December 7, 2018)

1. Purpose. The purpose of the Fair Isaac Corporation 2012 Long-Term Incentive Plan (the “Plan”) is to help attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Incentive Award” means an Award described in Section 11(a) of the Plan.

(f) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means a Participant’s (i) failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any Company code of conduct, of any agreement with the Company or any Affiliate or of any nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant resulting in gain or personal enrichment of the Participant at the expense of the Company or any Affiliate; or (v) engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its Affiliates, or any of their customers, employees or vendors.

(g) “Change in Control” means any one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities or Stock as of the effective date of this Plan; or

(C) any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3) The consummation of a reorganization, merger or consolidation of the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company unless, immediately following such transaction, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Voting Securities and outstanding Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding Voting Securities and common stock of the surviving or acquiring entity (or its Parent) resulting from such transaction in substantially the same proportions as their ownership, immediately before such transaction, of the outstanding Company Voting Securities and outstanding Stock.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the Listed Company Manual of the New York Stock Exchange, (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) be an outside director for purposes of Code Section 162(m).

(j) “Company” means Fair Isaac Corporation, a Delaware corporation, or any successor thereto.

(k) “Continuing Director” means an individual who is (A) as of the effective date of the Plan, a director of the Company, (B) elected as a director of the Company subsequent to the effective date of the Plan for whose election proxies have been solicited by the Board, or (C) elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not removal) or to fill newly created directorships, but excluding, for purposes of clauses (B) and (C), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(l) “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m) “Employee” means an employee of the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported on www.NYSE.com or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q) “Full Value Award” means an Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.

(r) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

(t) “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(w) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time.

(x) “Other Stock-Based Award” means an Award described in Section 11(b) of this Plan.

(y) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(z) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(aa) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(bb) “Plan” means this Fair Isaac Corporation 2012 Long-Term Incentive Plan, as amended and in effect from time to time.

(cc) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, par value $0.01 per share, of the Company.

(hh) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 16(d) and 16(e);

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 13(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 17,350,000. Shares to be issued under the Plan shall either be authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2) Shares that are subject to Full Value Awards shall be counted against the share reserve as 2.17 Shares for every one Share granted.

(3) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5) Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award that is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan and correspondingly increase the number of Shares available for grant and issuance under Section 4(a) as provided in Section 4(c). The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, and (iv) Shares subject to a Stock Appreciation Right issued under this Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.

(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall increase the number of Shares available for grant under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right under the Plan, and (ii) 2.17 Shares if such Share was subject to a Full Value Award under the Plan.

(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares avail-

able for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(f) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 1,000,000 Shares.

(g) Limit on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Option, SAR and Full Value Awards granted during any calendar year to any Non-Employee Director (excluding any such Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $800,000.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made individually or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date) and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Company and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 13 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the originally scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for any reason other than death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration, and the currently vested and exercisable portions of Options and SARs may be exercised for a period of 90 days after the date of such termination or, in the case of a Participant who is 65 or more years old or who is 55 or more years old with ten or more years of continuous Service, for a period of one year after the date of such termination. If the Participant breaches any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Affiliate during such 90-day or one-year period, however, all unexercised portions of any outstanding Awards may be immediately forfeited without consideration at the Committee’s discretion.

(2) Upon termination of Service due to death or Disability, all outstanding Options and SARs shall become fully exercisable and shall remain exercisable for a period of one year after the date of such termination, and all outstanding Full Value Awards and Cash Incentive Awards shall fully vest immediately. All performance measures applicable to any performance-based Awards will be deemed to have been satisfied at targeted performance.

(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, Subsidiary, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 12 of this Plan. Except as provided in Section 12 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include but are not limited to a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Company or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8. Stock Appreciation Rights.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Exercisability and Expiration. Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be con-

sidered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11. Cash-Based and Other Stock-Based Awards.

(a) Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b) Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Performance-Based Compensation.

(a) Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 12 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m). If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 12(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 12, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 13(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 12 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Limitations. With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 13(a)). The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $6,000,000 multiplied by the number of full or partial years in the applicable performance period.

(d) Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 12, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: revenue or net sales; gross profit; operating profit; net income; earnings before income taxes; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate or business unit performance.

13. Changes in Capitalization, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 — Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make appropriate adjustments to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 13(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Change in Control Involving Certain Mergers or Acquisitions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control as a result of which the Company does not survive as an operating company or survives only as a subsidiary of another entity.

(1) Continuation, Assumption or Replacement of Awards. In the event of such a Change in Control, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Sections 13(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 13(b)(3) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 13(b)(1), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(2) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with such a Change in Control, then such outstanding Awards shall be canceled at or immediately prior to the effective time of the Change in Control in exchange for payments in cash to the holders as provided in this Section 13(b)(2). The payment for any canceled Award that was denominated in Shares shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares remaining subject to the Award (regardless of whether such Shares are vested or exercisable at the time of the Change of Control), and (ii) the aggregate exercise price (if any) for such Shares. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 13(b)(2) without payment of any kind to the affected Participant. In the case of performance-based Awards, the number of Shares remaining subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated by deeming all performance measures to have been satisfied at targeted performance.

(3) Termination After Continuation, Assumption or Replacement. The Committee may provide in its discretion (in the applicable Agreement or otherwise) that if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 13(b)(1), and if a Participant experiences an involuntary termination of Service for reasons other than Cause within a specified amount of time following the Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for a period of time to be determined by the Committee (but in no event greater than one year) following the Participant’s termination of Service, and (ii) any Full Value Awards and Cash Incentive Awards that are not yet fully vested shall immediately vest in full.

(c) Other Change in Control. In connection with a Change in Control that does not fit the circumstances described in Section 13(b), the Committee may provide in its discretion (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within a specified amount of time following the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 13(b)(2). The Committee will not be required to treat all Awards similarly in such circumstances.

(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

14. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

15. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any taxes or other amounts required to be withheld with respect to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any taxes or other amounts required to be withheld before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s maximum required withholding rate in the applicable jurisdiction) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes or amounts under applicable laws.

16. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan shall become effective on the date it is approved by the Board, subject to approval by the Company’s shareholders, and the date of such Board approval shall be considered the date of the Plan’s adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan within 12 months of its approval by the Board, the Plan and any Awards made thereunder shall be of no further force or effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, the Plan is terminated pursuant to Section 16(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms unless limited in the applicable Agreements.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 16(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e) No Option or SAR Repricing. Except as provided in Section 13(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s shareholders.

17. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

18. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. None of the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

FAIR ISAAC CORPORATION ATTN: CARRIE H. DARLING 181 METRO DRIVE, SUITE 700 SAN JOSE, CA 95110	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54270-P14595	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FAIR ISAAC CORPORATION
The Board of Directors recommends you vote FOR the following Nominees:
1.	To elect eight directors to serve until the 2020 Annual Meeting and thereafter until their successors are elected and qualified.		For	Against	Abstain
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h.	A. George Battle Braden R. Kelly James D. Kirsner William J. Lansing Eva Manolis Marc F. McMorris Joanna Rees David A. Rey	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
						2.	To approve the adoption of the 2019 Employee Stock Purchase Plan.	☐	☐	☐
						3.	To approve the amendment to the 2012 Long-Term Incentive Plan.	☐	☐	☐
						4.	To approve the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in the proxy statement.	☐	☐	☐
						5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.	☐	☐	☐

For address change and/or comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting.			☐	☐	☐	6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.	☐	☐	☐
			Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Each stockholder may be asked to present valid picture identification,

such as a driver’s license or employee identification badge, in addition to this admission ticket.

Admission Ticket

FAIR ISAAC CORPORATION

2019 ANNUAL MEETING OF STOCKHOLDERS

ADMISSION TICKET

Please present this ticket for admittance of the

stockholder(s) named on the reverse side.

Admittance will be based upon availability of seating.

NON-TRANSFERABLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E54271-P14595

FAIR ISAAC CORPORATION Annual Meeting of Stockholders February 28, 2019 This proxy is solicited by the Board of Directors

The undersigned hereby appoints William J. Lansing, Mark R. Scadina and Carrie H. Darling, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair Isaac Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 28, 2019, or any postponement or adjournment thereof.

THIS PROXY WHEN EXECUTED WILL BE VOTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE ON THE EXECUTED PROXY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

Address change/comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side